UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐    Soliciting Material Pursuant to §240.14a-12

Quad/Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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QUAD/GRAPHICS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Time and Date:
Wednesday, May 22, 2024 at 9:00 a.m. Central Time
Virtual Meeting:
We are holding the 2024 Annual Meeting online at www.virtualshareholdermeeting.com/QUAD2024. You will not be able to attend the 2024 Annual Meeting physically. You or your proxyholder can participate, vote, and examine our shareholder list at the 2024 Annual Meeting by visiting www.virtualshareholdermeeting.com/QUAD2024 and using your control number found on your proxy card.
Matters to be Voted On:
1.To elect all ten director nominees to serve for a one-year term and until their successors are duly elected and qualified; and
2.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Who Can Vote:
Holders of Quad/Graphics, Inc. class A and class B common stock at the close of business on March 21, 2024.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials (i.e., proxy statement, 2023 annual report to shareholders and proxy card) over the internet. On or about April 12, 2024, we will commence mailing to the holders of our class A common stock entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”). We believe this process expedites the receipt of proxy materials by our shareholders, ensures that proxy materials remain easily accessible to our shareholders, lowers costs and reduces the environmental impact of our Annual Meeting.
The Notice contains clear instructions on how holders of our class A common stock can access our proxy materials and how such holders can vote at our 2024 Annual Meeting of Shareholders. In addition, the Notice contains instructions on how to obtain printed proxy materials.
Holders of our class B common stock will continue to receive hard copies of our proxy materials, and we will commence mailing on or about April 12, 2024.
Your vote is very important to us, regardless of how many shares you own. Even if you plan to attend the virtual meeting online, to ensure that every vote is counted at the 2024 Annual Meeting, we encourage you to vote as instructed in the Notice and/or proxy card, via the internet, by telephone or by mailing back the proxy card received from us or from your broker, bank or other provider. You may revoke your previously submitted proxy and vote your shares at the virtual meeting online. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the 2024 Annual Meeting online, you must obtain from the record holder of those shares (i.e., your broker, bank or other nominee) a legal proxy issued in your name.

By Order of the Board of Directors
Dana B. Gruen
General Counsel, Corporate Secretary and Chief Risk & Compliance Officer
April 12, 2024
Important notice regarding the availability of proxy materials for the shareholders’ meeting to be held on May 22, 2024: The proxy statement and 2023 Annual Report to Shareholders are available at: www.proxyvote.com and http://quad.com/investor-relations.

QUAD/GRAPHICS, INC.
N61 W23044 Harry’s Way
Sussex, Wisconsin 53089

SUMMARY
of
PROXY STATEMENT

This summary highlights certain information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before voting on the matters at the Annual Meeting of Shareholders of Quad/Graphics, Inc. (the “Company”, “Quad”, “we”, “our”, “us”, or similar terms) to be held on Wednesday, May 22, 2024 at 9:00 a.m. Central Time, and all adjournments or postponements thereof (the “Annual Meeting”), so we ask that you read the entire proxy statement carefully. Page references are provided to help you quickly find further information.

2024 Annual Meeting of Shareholders

Date and Time:	May 22, 2024 at 9:00 a.m. Central Time

Virtual Meeting Site:	www.virtualshareholdermeeting.com/QUAD2024

Eligibility to Vote

You can vote at the Annual Meeting if you were a holder of record of our class A common stock or class B common stock at the close of business on March 21, 2024 (the “Record Date”).

Governance Highlights

We are dedicated to high standards of corporate governance.  Our Board of Directors (the “Board”) is committed to acting in the long-term best interests of our shareholders and continually reviews our policies with those interests in mind, as well as in light of recent trends in corporate governance.

Below is a summary of our corporate governance highlights with respect to our Board.

•Six out of our ten current directors are independent.
•We maintain a fully independent Audit Committee.
•Our Board meets at regularly scheduled executive sessions, both without members of management present and also without non-independent directors present.
•Our Board and executive officers are prohibited from hedging our stock, and are required to obtain prior approval of any pledge of our stock.
•Our Board and executive officers are subject to stock ownership guidelines.
•We hold annual board and committee evaluations.
•We require approval of certain related party transactions.
•We are committed to proactively addressing environmental, social and governance matters.

Additional information about our corporate governance policies and practices, including our efforts to drive positive, sustainable change in our business and in the world, can be found at pages 10 - 15 of this proxy statement.

Voting Matters

Proposal	The Board’s Voting Recommendations	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of Abstentions and Broker Non-Votes
1. Election of Directors	“FOR” each nominee	Plurality of Votes Cast	Not counted as votes cast and therefore have no effect

Election of Directors

We elect our directors on an annual basis.

Director Nominees	Age	Director Since	Independent
J. Joel Quadracci	55	2003
Kathryn Quadracci Flores	56	2013
Douglas P. Buth	69	2005	X
Beth-Ann Eason	57	2023	X
John C. Fowler	73	2016
Stephen M. Fuller	63	2016	X
Christopher B. Harned	61	2005
Melanie A. Huet	48	2023	X
Jay O. Rothman	64	2017	X
John S. Shiely	71	1996	X

Director Tenure

We have added five new directors since 2016, four of whom are independent.

Committee Membership
There are three standing committees of the Board — the Audit Committee, the Compensation Committee and the Finance Committee. Current members of the committees are listed in the table below.

Legend: Calculator icon = Audit Committee/ Financial Expert; C = Chairperson; Person icon = Member

	Audit Committee/Financial Expert	Audit Committee	Compensation Committee	Finance Committee
Douglas P. Buth	Audit Committee/Financial Expert	Chairperson	Member	Member
Beth-Ann Eason			Member	
Kathryn Quadracci Flores, M.D.				Member
John C. Fowler			Member	
Stephen M. Fuller	Audit Committee/Financial Expert	Member		
Christopher B. Harned				Chairperson
Jay O. Rothman	Audit Committee/Financial Expert	Member		
John S. Shiely	Audit Committee/Financial Expert	Member	Chairperson

Additional information about our director nominees can be found at pages 6 - 9 of this proxy statement.
Compensation Highlights
We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:
•Pay for performance—A substantial fraction of total compensation for our named executive officers is tied to the operating performance of our Company. Our performance measures under our incentive compensation program are also aligned with our business objectives.
•Alignment with shareholder interests—Our core executive compensation principles are designed to promote alignment of our named executive officers’ interests with the interests of shareholders.
•Salary increases, bonuses and equity awards must be earned—We do not guarantee salary increases, bonuses or equity awards for our executive officers.
•No option repricing—Our equity compensation plan does not permit repricing of stock options.
•Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking and to confirm that our governance practices are designed to prevent excessive compensation that would not be consistent with our philosophy and business objectives.
•Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our named executive officers.
•No evergreen provision in equity plan—Our equity incentive plan does not include automatic annual increases in the share reserve such that shareholders generally must approve any increase in the share reserve.
•Independent compensation consultant—The compensation committee retains an independent compensation consultant to provide advice and recommendations concerning the compensation of our named executive officers.

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2024

This proxy statement is being furnished to shareholders by the Board, beginning on or about April 12, 2024. This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

The Annual Meeting is a virtual only meeting, accessible online at www.virtualshareholdermeeting.com/QUAD2024. We have worked to offer the similar participation opportunities as would be provided at an in person annual meeting.

Only holders of record of the Company’s class A common stock and class B common stock (collectively the “common stock”) at the close of business on the Record Date are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote: (a) 37,841,559 shares of class A common stock, each of which is entitled to one vote per share, with an aggregate of 37,841,559 votes; and (b) 13,261,983 shares of class B common stock, each of which is entitled to ten votes per share, with an aggregate of 132,619,830 votes. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting by virtual presence online. Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you have the option to vote by mail using your proxy card or electronically via either the internet or telephone pursuant to instructions provided on the Notice or on the proxy card sent to you. A shareholder of record may access and complete the proxy card online at www.proxyvote.com or vote by telephone (1-800-690-6903), in each case by using the control number provided on your proxy card or in the Notice. If a bank, broker or other nominee holds your Company common stock for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your shares. The availability of internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. Even if you vote via the internet, by telephone, or complete and mail your proxy card, you may nevertheless revoke your proxy at any time prior to the Annual Meeting by sending us written notice, voting your shares online at the Annual Meeting or submitting a later-dated proxy.

If you attend the Annual Meeting online, you may also vote your shares at www.virtualshareholdermeeting.com/QUAD2024 during the meeting, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder of those shares a legal proxy issued in your name.

A proxy which is properly executed, duly returned to the Company and not revoked, or a valid vote via the internet or by telephone, will be voted in accordance with the instructions contained in it. The shares represented by executed but unmarked proxies will be voted as follows:

•FOR all ten persons nominated for election as directors referred to in this proxy statement;
•on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the form of proxy.

Other than the election of ten directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. An inspector of elections appointed by the Board will tabulate all votes at the Annual Meeting.

You may attend and participate in the Annual Meeting by virtual presences online if you were a shareholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting by virtual presence online, go to www.virtualshareholdermeeting.com/QUAD2024. If you are a shareholder of record, you will also need to provide your control number found on your proxy card. If you are not a shareholder of record, but hold shares through a bank, broker or other nominee, you will also need to obtain a legal proxy from the bank, broker or other nominee that holds your shares, have a copy of the voting instruction card provided by your bank, broker or other nominee, and provide your control number found on the voting instruction card provided by such bank, broker or other nominee.

The virtual Annual Meeting will begin promptly at 9:00 a.m. Central Time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the online check-in procedures. If you have difficulty accessing the Annual Meeting, please call the telephone number provided on the login page at www.virtualshareholdermeeting.com/QUAD2024. We will have technicians available to assist you.

In order to answer shareholder questions as completely as possible during the question and answer session at the Annual Meeting, please submit any questions by the end of the day on Monday, May 20, 2024. You may submit a question by such time at www.proxyvote.com after logging in with the control number provided on your proxy card.

ELECTION OF DIRECTORS

The Board currently consists of ten directors. At the Annual Meeting, the shareholders will elect all ten directors to one-year terms—to hold office until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the ten persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of the Company’s class A common stock and class B common stock vote together as a single class on the election of directors.

The following sets forth certain information, as of the date of mailing of the proxy materials, about the Board’s nominees for election at the Annual Meeting.

J. Joel Quadracci, 55, has been a director of Quad since 2003, its President since January 2005, its President and Chief Executive Officer since July 2006 and its Chairman, President and Chief Executive Officer since January 2010. Mr. Quadracci joined Quad in 1991 and, prior to becoming President and Chief Executive Officer, served in various capacities, including Sales Manager, Regional Sales Strategy Director, Vice President of Print Sales, Senior Vice President of Sales and Administration, and President and Chief Operating Officer. He serves on the board of directors for Plexus Corp., Pixability, Inc., Road America, Inc., the National Association of Manufacturers, and the Metropolitan Milwaukee Association of Commerce. He also serves on the advisory council of the Smithsonian National Postal Museum. Mr. Quadracci received a B.A. in Philosophy from Skidmore College in 1991. Mr. Quadracci is the brother of Kathryn Quadracci Flores, M.D., a director of Quad and Chief Executive Officer of QuadMed, the brother-in-law of Christopher B. Harned, a director of Quad, and the first cousin of Robert Quadracci, Chief Human Resources Officer. Quad believes that Mr. Quadracci’s experience in both the commercial printing and advertising and marketing services industries, as well as his leadership positions within Quad, qualify him for service as a director of Quad.

Kathryn Quadracci Flores, M.D., 56, has been a director of Quad since 2013 and is a member of the Finance Committee. Dr. Flores joined QuadMed, LLC, a subsidiary of the Company in 2021 and serves as the Chief Executive Officer of QuadMed. Dr. Flores serves as President and Director of the Windhover Foundation, a large multi-generational family foundation and is a co-chair of the President’s Leadership Council of Brown University. Dr. Flores previously served as Vice President and Secretary of the board of trustees for the Collegiate School of New York, on the Board of Directors for the Brown University Sports Foundation, on the Board of Trustees for the Marymount School of New York and as Commodore of the Pine Lake Yacht Club. Dr. Flores received her B.A. and B.S. from Brown University in 1990 and her M.D. from Columbia University in 1995. Dr. Flores is the sister of J. Joel Quadracci, Quad’s Chairman, President and Chief Executive Officer, the sister-in-law of Christopher B. Harned, a director of Quad, and the first cousin of Robert Quadracci, Chief Human Resources Officer. Quad believes that Dr. Flores’ knowledge of Quad, her education, and her board and business experience qualify her to serve as a director of Quad.

Douglas P. Buth, 69, has been a director of Quad since 2005 and is the Chair of the Audit Committee and also is a member of the Compensation and Finance Committees. Mr. Buth retired as Chairman and Chief Executive Officer of Appvion, Inc., formerly known as Appleton Papers, Inc., a producer of carbonless, thermal, security paper and performance packaging products, and as Chief Executive Officer and President of Paperweight Development Corp., the parent company of Appvion, Inc., in 2005. Prior to becoming Chief Executive Officer, Mr. Buth had served in a variety of roles at Appvion, Inc., including positions in strategic planning, marketing and sales and as General Manager and Executive Vice President. Mr. Buth is currently a member of the board of directors for Trek Bicycle Corporation, where he serves as chairman of the Audit Committee and a member of the Compensation Committee. He retired from the board of Grange Mutual Insurance Company in 2021, where he chaired the Compensation Committee and served as a member of the Investment Committee and the Audit Committee. Mr. Buth received a Bachelor of Business Administration in Accounting from the University of Notre Dame in 1977. He qualified as a C.P.A. with PricewaterhouseCoopers LLP in 1979 and thereafter held a number of financial positions with Saks Fifth Avenue and BATUS, Inc. Quad believes that Mr. Buth’s financial background as a C.P.A. and his experience as a leader of a publicly-traded company and member of several boards of directors qualify him for service as a director of Quad.

Beth-Ann Eason, 57, has been a director of Quad since 2023 and is a member of the Compensation Committee. In 2023, Ms. Eason also received her NACD board certification. Ms. Eason was the Managing Director, Senior Digital Transformation Executive for Accenture Interactive from January 2020 to December 2022, working with chief marketing officers on digital transformation. Prior to joining Accenture Interactive, Ms. Eason served from May 2015 to January 2020 as President of Innovid, the world’s largest independent Connected TV and video advertising software platform. Ms. Eason was at Conde Nast from April 2011 to May 2015, serving as Senior Vice President and General Manager of Conde Nast’s Epicurious from April 2011 to July 2013. Ms. Eason was also Vice President of Category Development for Yahoo! from 2001 to 2006 and DoubleClick from 1996 to 2001 where she was promoted in to a General Manager role.     She holds a Bachelor’s degree from Lehigh University. Quad believes that Ms. Eason’s experience as an industry leader in digital transformation, marketing and advertising qualifies her for service as a director of Quad.

John C. Fowler, 73, has been a director of Quad since 2016 and is a member of the Compensation Committee. Mr. Fowler served as Quad’s Vice Chairman and Executive Vice President of Global Strategy and Corporate Development from March 2014 until December 2017. Prior thereto, he served as Quad’s Executive Vice President and Chief Financial Officer from July 2010 to March 2014, as Senior Vice President and Chief Financial Officer from May 2005 to July 2010, and as Vice President and Controller from when he joined Quad in 1980 (which at the time was the Company’s top financial position) until May 2005. Prior to joining Quad, Mr. Fowler worked for Arthur Andersen LLP for six years. In November 2018, Mr. Fowler was elected as a director of Mandel Group, Inc. He also serves on the board of directors of Manipal Technologies Ltd., the L’Eft Bank Wine Company, and is a past board member of several private and venture capital companies that were successfully sold. Mr. Fowler attended Tufts University and Iowa State University, graduating summa cum laude with Bachelor’s degrees in both economics and accounting. Quad believes that Mr. Fowler’s experience in the printing industry and in leadership positions with Quad and on several boards of directors qualify him for service as a director of Quad.

Stephen M. Fuller, 63, has been a director of Quad since 2016 and is a member of the Audit Committee. Mr. Fuller served as Senior Vice President and Chief Marketing Officer for L.L. Bean, Inc. of Freeport, Maine from 2001 until his retirement in 2016. In this former role, he led all marketing functions for L.L. Bean, including branding, advertising, customer satisfaction, e-commerce, partnerships, database analytics and marketing operations. In addition to his CMO role, Mr. Fuller had full P&L responsibility for L.L. Bean’s international efforts since 2008. Currently, he is a member of the board of directors of Boyne Resorts and K2-MDV Holdings, LP; a former trustee at Bates College; and is a frequent speaker at Dartmouth College’s Tuck School of Business. Mr. Fuller is a former member of L.L. Bean’s board of directors. He also has been on the boards of several environmental and outdoor organizations. Mr. Fuller received his Bachelor’s degree from Bates College in Lewiston, Maine, and his MBA from Boston College. He also attended Harvard Business School’s Advanced Management Program. Quad believes that Mr. Fuller’s leadership in marketing and board experience qualify him to serve as a director of Quad.

Christopher B. Harned, 61, has been a director of Quad since 2005 and is the Chair of the Finance Committee. Mr. Harned is the Co-Founder and Managing Partner of Windhover Capital, a private equity firm focused on the food and consumer sector. From September 2016 to October 2020, Mr. Harned was a Partner and Head of the New York office for Arbor Investments. Prior to joining Arbor Investments, he was a Managing Director and Head of Consumer Products-Americas for Nomura Securities International, Inc. Starting in January 2012, he served as a Managing Director of the Investment Banking Group M&A team at Robert W. Baird & Co., Inc. He previously served as a Partner, Managing Director and Head of the Consumer Products Group of The Cypress Group LLC, a New York City-based private equity firm. Prior to joining The Cypress Group LLC in 2001, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A with Lehman Brothers, where he worked for over 16 years. Mr. Harned is a member of the board of directors of Titan Frozen Fruit, Lakeview Farms, Inc. and Southeastern Meats, Inc. He is a former member of the board of directors of FreshPet, Inc., a pet food company, where he served on the Audit and Compensation committees. Mr. Harned is also a former member of the board of directors of Red Collar Pet Foods, bswift, Danka Business Systems PLC, The Meow Mix Company, Stone Canyon Entertainment, Brand Connections LLC and Philadelphia Media Network. Mr. Harned earned a Bachelor’s degree from Williams College in 1985. Mr. Harned is the brother-in-law of J. Joel Quadracci, Quad’s Chairman, President and Chief Executive Officer, the brother-in-law of Kathryn Quadracci Flores, M.D., a director of Quad and Chief Executive Officer of QuadMed, and the husband of Elizabeth Quadracci Harned, a Trustee of the Quad Voting Trust (as defined below). Quad believes that Mr. Harned’s experience in the financial services industry and his leadership at several companies in various industries qualify him to serve as a director of Quad.

Melanie A. Huet, 48, has been a director of Quad since 2023. Ms. Huet is President of Brand Management & Innovation at Newell Brands, a consumer products company, and has global responsibility for brand management, innovation, insights, media, design and packaging. Prior to joining Newell Brands in 2023, Ms. Huet led the transformation of Serta Simmons Bedding from a sales-led to a consumer-led organization as its first Chief Marketing Officer from 2019 to 2021, and then Executive Vice President and Chief Commerce Officer from 2021 to 2022. Serta Simmons Bedding LLC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in January 2023. Ms. Huet also previously served as Vice President Marketing at KraftHeinz from 2017 to 2018; in various marketing roles at Kimberly-Clark from 2011 to 2016; and in marketing and sales roles at Unilever from 2005 to 2011. She holds an MBA from the University of Rochester in New York and a bachelor's degree from the University of St. Thomas, Minnesota. Quad believes that Ms. Huet's experience as an industry leader in brand management, consumer engagement and innovation qualify her to serve as a director of Quad.

Jay O. Rothman, 64, has been a director of Quad since 2017 and is a member of the Audit Committee. Mr. Rothman has served as President of the Universities of Wisconsin since June 2022. He previously served as the Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm, from June 2011 until his retirement from the firm in May 2022. At Foley & Lardner LLP, Mr. Rothman also had been a member of the firm’s Management Committee since February 2002, and a partner since February 1994. He joined Foley & Lardner LLP in 1986. Mr. Rothman serves on the board of directors of Mayville Engineering Company, Inc. Mr. Rothman received a Bachelor of Arts degree from Marquette University in 1982 and a Juris Doctor from Harvard Law School in 1985. Quad believes that Mr. Rothman’s career as an executive and as a business attorney qualify him to serve as a director of Quad.

John S. Shiely, 71, has been a director of Quad since 1996 and is the Chair of the Compensation Committee and also is a member of the Audit Committee. Mr. Shiely is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation, a producer of air-cooled gasoline engines for outdoor power equipment. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely had worked for Briggs & Stratton Corporate since 1986 in various capacities, including as Vice President and General Counsel, Executive Vice President – Administration and President. Mr. Shiely served on the board of directors of Oshkosh Corporation from 2012 to 2024 and as a director of Scotts Miracle-Gro Company from 2007 to 2013, BMO Financial Corporation from 2011 to 2023, BMO Harris Bank N.A. from 2012 to 2023, and Marshall & Ilsley Corporation from 1999 until its sale in 2011. Mr. Shiely received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Juris Doctor from Marquette University Law School, a Master of Management from the J. L. Kellogg Graduate School of Management at Northwestern University, and in 2010 studied corporate governance as a visiting scholar in the graduate program at Harvard Law School. Quad believes that Mr. Shiely’s career as an executive of a publicly-traded company, his experience as a director of various publicly traded companies, and his education in accounting and law qualify him to serve as a director of Quad.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED, OR OTHERWISE VALIDLY VOTED, BUT UNMARKED PROXIES, WILL BE VOTED “FOR” SUCH NOMINEES.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the non-management directors meet in executive session without the Company’s executive officers being present. The non-management directors may also meet without the Company’s executive officers present at such other times as they determine appropriate. The corporate governance guidelines also provide that the Company’s executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The corporate governance guidelines are available, free of charge, on the Company’s website, www.QUAD.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the Securities and Exchange Commission (“SEC”).

Independence; NYSE Controlled Company Exemptions; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company’s directors are independent as that term is defined in the listing standards of the New York Stock Exchange (“NYSE”). These standards are available, free of charge, on the Company’s website, www.QUAD.com. Based on these standards, the Board determined that Messrs. Buth, Fuller, Rothman and Shiely and Mses. Eason and Huet are independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board, while Dr. Flores and Messrs. Quadracci, Fowler and Harned are not deemed to be independent.

Since the Quad/Graphics, Inc. Amended and Restated Voting Trust Agreement (“Quad Voting Trust”) (see “Stock Ownership of Management and Others—Quad Voting Trust” later in this proxy statement) owns more than 50% of the total voting power of the Company’s stock, the Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, the Company is eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:

•that a majority of the Board consist of independent directors, as defined under the rules of the NYSE (although a majority of the members of the Company’s Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board);

•that the Company have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The Company’s bylaws and corporate governance guidelines provide the Board with the discretion to determine whether to combine or separate the positions of chairman of the board and chief executive officer. The Board currently believes it is in the best interests of the Company and its shareholders to combine these two roles because this provides the Company with unified leadership and direction and Mr. Quadracci is the person best qualified to serve as chairman given his history with the Company and his skills and knowledge within the industry in which the Company operates.

Based on the fact that the Company is controlled by the Quadracci family through the Quad Voting Trust, the Board does not believe it is necessary to have an independent lead director.

Board’s Role in the Oversight of Risk

The full Board is responsible for the oversight of the Company’s operational and strategic risk management process. The Board oversees a company-wide approach to risk management, carried out by management. The full Board determines the appropriate risk for the Company generally, assesses the specific risks the Company faces and reviews the steps taken by management to manage those risks. With regard to cybersecurity risk, the Board (through the audit committee) periodically reviews information on management’s policies and processes related to the Company’s cybersecurity and data-protection, and the entire Board receives periodic updates on the Company’s cybersecurity risk management progress through the Company’s general enterprise risk management program described in the foregoing sentence.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Board relies on its audit committee to address significant financial risk exposures (including cybersecurity risk) facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its compensation committee to address significant risk exposures facing the Company with respect to compensation and with appropriate reporting of these risks to be made to the full Board. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure.

Board Meetings

The Board held five meetings in 2023. During the period of the directors’ service in 2023, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and those committees of the Board on which such director served.

At each regularly-scheduled Board meeting, the directors also met in executive session without the Company’s executive officers present. In addition, the non-management directors met separately in executive session and the independent directors also met separately in executive session. No presiding director was chosen for these sessions in 2023. An independent director presides over each executive session of the independent directors. The independent director who presides may differ from meeting to meeting, which is dependent on the subject matter of the agenda of the executive session.

Directors are expected to attend the Company’s Annual Meeting of Shareholders each year. At the 2023 Annual Meeting, eight of the nine directors then serving were in attendance (in-person, via webcast or by telephone).

Communications with the Board

Shareholders and other interested parties may communicate with the Board by writing to Quad/Graphics, Inc., Board of Directors (or, at the writer’s option, to a specific director or to the non-management directors as a group), c/o Dana B. Gruen, General Counsel, Corporate Secretary and Chief Risk & Compliance Officer, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995. Ms. Gruen will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Board Committees

The Board currently has standing audit, compensation and finance committees. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the audit, finance and compensation committees, which, among other things, sets forth the committee’s responsibilities. The Company makes available on its website, www.QUAD.com, copies of each of these charters free of charge. As a controlled company under the corporate governance listing standards of the NYSE, the Board is not required to, and does not have, a nominating committee.

Audit Committee

The audit committee of the Board currently consists of Messrs. Buth (chairperson), Fuller, Rothman and Shiely, each of whom is independent as defined by the rules of the SEC and the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each current member of the audit committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC and meets the expertise requirements for audit committee members under the listing standards of the NYSE. Each member of the audit committee has served in senior positions with their respective organizations or have served as directors of public and private companies, which has afforded the member the opportunity to gain familiarity with financial matters relevant to Quad.

The principal functions performed by the audit committee include assisting and discharging certain responsibilities of the Board in overseeing the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, the internal auditors and audit functions and the independence of the independent external auditors and audit functions. In addition, the audit committee’s duties also include direct responsibility for the appointment, compensation, retention and oversight of the independent external auditors; review and discussion with the independent external auditors of the scope of their audit; review and discussion of the financial statements, management’s discussion and analysis of financial condition and results of operations included in the Company’s periodic filings; review of any reports to shareholders containing financial information, quarterly earnings press releases and other financial information and earnings guidance; discussion with the Company’s internal auditors about the audit plan, and results of internal audits; review of such accounting principles, policies and practices, reporting policies and practices as it may deem necessary or proper; review and discussion of compliance matters and compliance program, including policies and procedures for reporting compliance matters; review and discussion of cybersecurity matters and cybersecurity program; and establishment of policies concerning the provision of non-audit services by the independent external auditors. The audit committee held five meetings in 2023. The audit committee members were offered an opportunity at each audit committee meeting to meet with only the Company’s independent external auditors present and did so regularly.

Compensation Committee

The compensation committee of the Board currently consists of Messrs. Shiely (chairperson), Buth and Fowler and Ms. Eason. Messrs. Shiely and Buth and Ms. Eason are independent as defined by the listing standards of the NYSE and the director independence standards adopted by the Board. The compensation committee held six meetings in 2023.

The principal functions of the compensation committee are to review and approve the annual salary, bonuses, equity-based incentives and other benefits, direct and indirect, of the Company’s executive officers; review and report on the compensation and human resources policies, programs and plans of the Company; administer the Company’s stock option and other compensation plans; review and recommend to the Board chief executive officer compensation; and review and recommend to the Board director compensation to align directors’ interests with the long-term interest of the Company’s shareholders. In addition, the compensation committee’s duties also include determining and approving the Company’s compensation philosophy; determining stock ownership guidelines for the Company’s executive officers and directors and monitoring compliance with any such guidelines; on an annual basis, preparing a report regarding executive officer compensation for inclusion in the Company’s annual proxy statement; and reviewing and evaluating the Company’s policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

The compensation committee also has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. The compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and Ms. Eason and delegated to it certain responsibilities of the Board and the compensation committee with respect to compensation intended to satisfy certain regulatory requirements, including equity-based awards to and transactions with officers of the Company intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, and to perform other duties delegated from time to time by the Board or the compensation committee. Each of Messrs. Shiely and Buth and Ms. Eason meets the requirements to be considered a “non-employee director” within the meaning of Section 16.

The executive officers’ role in determining the amount or form of executive officer compensation is limited to assisting the compensation committee with its reviews of the Company’s compensation and benefit arrangements and making recommendations to the compensation committee regarding the compensation of the executive officers (other than their own). Certain of our executive officers may attend meetings (other than executive sessions) of the compensation committee at which the committee considers the compensation of other executive officers.

The compensation committee engaged FW Cook & Co., Inc. (“FW Cook”) in 2023 to serve as the compensation committee’s independent compensation consultant and provide recommendations and advice on the Company’s executive and director compensation programs. Pursuant to its engagement in 2023, FW Cook advised the compensation committee on general trends in public company compensation arrangements and provided benchmarking data with respect to 2023 executive officer compensation. FW Cook did not provide any services to the Company other than pursuant to such engagement by the committee during 2023. For more information regarding the role of the compensation consultant, please see the disclosure later in this proxy statement under the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Finance Committee

The finance committee of the Board presently consists of Mr. Harned (chairperson), Mr. Buth and Dr. Flores. The principal functions performed by the finance committee are to provide assistance to, and discharge certain responsibilities of, the Board relating to the capital structure, means of financing, selection of lenders, cash flow modeling, interest rate sensitivity and similar matters so as to achieve the Company’s long-term plans. The finance committee held two meetings in 2023.

Compensation Committee Interlocks and Insider Participation

Elizabeth Prahl, Mr. Fowler’s daughter, is employed by the Company as a product development & innovation director. Her total compensation for 2023 was $256,115, consisting of base salary, bonus, a 401(k) matching contribution and the aggregate grant date fair value of equity awards granted to her in 2023.

Nominations of Directors

Pursuant to the direction of the Quad Voting Trust, the Board will select nominees to become directors to fill vacancies or newly created directorships and nominate directors for election by the Company’s shareholders at annual meetings of the shareholders. The Quad Voting Trust will consider candidates recommended by the Company’s shareholders to become nominees for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in the Company’s bylaws. In the case of nominees for election at an annual meeting, shareholders must send notice to the Secretary of the Company at the Company’s principal offices on or before December 31 of the year immediately preceding such annual meeting (provided that if the date of the annual meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the annual meeting takes place). The notice must contain certain information specified in the Company’s bylaws, including certain information about the shareholder or shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended).

In identifying and evaluating nominees for director, the Company seeks to ensure that the Board possesses, as a whole, certain core competencies. Each director candidate will be reviewed based upon the Board’s current capabilities, any needs therein and the capabilities of the candidate. The selection process takes into account all appropriate factors, which may include, among other things, diversity, experience, personal integrity, skill set, the ability to act on behalf of shareholders and the candidate’s personal and professional ethics, integrity, values and business judgment.

Policies and Procedures Governing Related Person Transactions

The Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•A “related person” means any of the Company’s directors, executive officers, nominees for director, any holder of 5% or more of any class of the Company’s common stock or any of their immediate family members; and

•A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the full Board certain information relating to related person transactions for review, approval or, if necessary, ratification by the independent directors. Disclosure to the Board should occur before the related person transaction is effected or, if prior disclosure is not reasonably possible, as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The decision whether or not to approve or, if necessary, ratify a related person transaction is to be made in light of the determination by the independent directors as to whether the relationship is believed by the independent directors to serve the best interests of the Company and its shareholders and whether the relationship should be continued or eliminated. The Board may delegate some or all of its authority relating to related person transactions to the audit committee.

Certain Relationships and Related Person Transactions

In addition to the related person transactions described under “Board Committees—Compensation Committee Interlocks and Insider Participation” above, the following is a description of transactions since January 1, 2023 to which the Company has been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of the Company’s directors, nominees for director, executive officers or beneficial holders of more than 5% of the common stock had or will have a direct or indirect material interest.

Kathryn Quadracci Flores, a director of the Company, is Chief Executive Officer of QuadMed, LLC, a subsidiary of the Company. In this role, Dr. Flores received compensation for 2023 of $720,396, consisting of base salary, bonus and the grant date fair value of equity awards granted to her in 2023.

Sustainable Impact

For more than 52 years, Quad has focused on “creating a better way,” believing it can do good in the world while doing well as a business. This focus reflects its “maker” culture where employees not only envision solutions, but actually create and execute them, all of which has inspired creativity in how Quad addresses environmental issues, social issues and corporate governance, and contributes to good corporate citizenship. The Company details its progress on driving positive, sustainable impact in its Environmental, Social and Governance (ESG) report. Additional information is available in our Annual Report on Form 10-K and on our website at https://www.quad.com/about/esg.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control over the independence and qualifications of the independent external auditors and audit functions.

In fulfilling its responsibilities, the audit committee:

•Reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for Quad;

•Reviewed and discussed with management and Ernst & Young LLP the assessment and audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•Discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communications With Audit Committees, and Rule 2-07 of Regulation S-X; and

•Received from Ernst & Young LLP the written disclosures and letter required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Ernst & Young LLP its independence.

The audit committee also approved the Company’s internal auditors’ overall scope and plan for its audits. The audit committee met periodically with the internal auditors to discuss the results of their examinations and their evaluation of the Company’s internal controls. The audit committee also periodically met and discussed with management and Ernst & Young LLP, with and without management present, such other matters as it deemed appropriate.

Based on the foregoing review and discussions, and relying thereon, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Douglas P. Buth, Chairperson
Stephen M. Fuller
Jay O. Rothman
John S. Shiely

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s class A common stock and class B common stock as of the Record Date by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to us to be the beneficial owner of more than 5% of any class of the common stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. As of the Record Date, there were 37,841,559 shares of class A common stock and 13,261,983 shares of class B common stock outstanding.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock(1)
Name of Beneficial Owners	Shares	%	Shares	%
Directors and Executive Officers
J. Joel Quadracci(2)	2,148,166	5.68%	358,789	2.71%
Anthony C. Staniak	253,250	*	—	—%
David J. Honan(3)	636,223	1.68%	8,608	*
Eric N. Ashworth	222,190	*	—	—%
Kelly A. Vanderboom	265,274	*	—	—%
Douglas P. Buth(4)	144,633	*	—	—%
Beth-Ann Eason(5)	45,509	*	—	—%
Kathryn Quadracci Flores, M.D.(6)	138,653	*	23,523	*
John C. Fowler(7)	185,572	*	21,416	*
Stephen M. Fuller(8)	142,855	*	—	—%
Christopher B. Harned(9)	544,692	1.44%	236,900	1.79%
Melanie A. Huet(10)	15,869	*	—	—%
Jay O. Rothman(11)	136,204	*	—	—%
John S. Shiely(12)	257,404	*	—	—%
All current directors, nominees and executive officers as a group (21 persons)(13)	5,971,528	15.43%	649,236	4.90%

Other Holders
Quad Voting Trust(14)	7,534	*	12,279,380	92.59%
Quad ESOP(15)	2,907,421	7.68%	—	—%
BlackRock, Inc.(16)	2,177,890	5.76%	—	—%
Dimensional Fund Advisors LP(17)	2,260,524	5.97%	—	—%
William H. Miller III Living Trust (18)	2,311,000	6.11%	—	—%
______________________________
*    Denotes less than 1%
(1)Each share of class B common stock is convertible at any time into one share of class A common stock.
(2)Includes 129,425 shares of class B common stock held by trusts of which Mr. Quadracci is the trustee or co-trustee and/or a potential beneficiary. Does not include shares that are held by various trusts, including the Quad Voting Trust, (a) for the benefit or potential benefit of Mr. Quadracci, over which Mr. Quadracci has no investment or voting control and no right to obtain such control within 60 days of the Record Date and (b) of which Mr. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Quadracci does not have voting or investment control over such shares.
(3)Includes 12,201 shares of class A common stock and 8,608 shares of class B common stock held by trusts of which Mr. Honan is trustee.
(4)Includes 60,651 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(5)Includes 45,509 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.

(6)Includes 12,201 shares of class A common stock and 23,523 shares of class B common stock held by trusts of which Dr. Flores is trustee. Also includes 78,417 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date. Does not include shares that are held by various trusts, including the Quad Voting Trust, (a) for the benefit or potential benefit of Dr. Flores, over which Dr. Flores has no investment or voting control and no right to obtain such control within 60 days of the Record Date and (b) of which Dr. Flores is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Dr. Flores does not have voting or investment control over such shares.
(7)Includes 132,504 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date. Includes 21,416 shares of class B common stock held by trusts of which Mr. Fowler is a trustee, but not a beneficiary. Does not include shares that are held by trusts of which Mr. Fowler is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Fowler does not have voting or investment control over such shares.
(8)Includes 132,504 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(9)Includes 50,205 shares of class A common stock and 2,888 shares of class B common stock held by a trust to which Mr. Harned is a trustee; 60,651 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date; and 265,271 shares of class A common stock and 234,012 shares of class B common stock held by Elizabeth Quadracci Harned. Does not include shares that are held by trusts of which Mr. Harned is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Harned does not have voting or investment control over such shares.
(10)Includes 15,869 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(11)Includes 132,504 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(12)Includes 196,904 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(13)Includes 855,513 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(14)Some of the shares of class A common stock and class B common stock owned by the Quadracci family members have been deposited into the Quad Voting Trust, pursuant to which the three trustees thereof (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D. and Elizabeth Quadracci Harned), acting by majority action, have shared voting power and shared investment power over all such shares. The terms of the Quad Voting Trust are more particularly described below under “— Quad Voting Trust.” The address of the Quad Voting Trust is N61 W23044 Harry’s Way, Sussex, Wisconsin 53089.
(15)The directed trustee of the Quad/Graphics, Inc. Employee Stock Ownership Plan (the “ESOP”) is Delaware Charter Guarantee & Trust Company dba Principal Trust Company and its address is 1013 Centre Road, Suite 300, Wilmington, Delaware 19805-1265.
(16)The number of shares owned set forth in the table is as of or about December 31, 2023 as reported by BlackRock, Inc. (“BlackRock”), in its Schedule 13G/A filed with the SEC. The address for this shareholder is 50 Hudson Yards, New York, New York 10001. BlackRock reports sole voting power with respect to 2,137,499 of these shares and sole dispositive power with respect to all of the shares.
(17)The number of shares owned set forth in the table is as of or about December 31, 2023 as reported by Dimensional Fund Advisors LP (“Dimensional Fund”), in its Schedule 13G/A filed with the SEC. The address for this shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746. Dimensional Fund reports sole voting power with respect to 2,213,124 of these shares and sole dispositive power with respect to all of the shares.
(18)The number of shares owned set forth in the table is as of or about December 31, 2022 as reported by the William H. Miller III Living Trust (the “Trust”), in its Schedule 13G/A filed with the SEC. The address for this shareholder is One South Street, Suite 2550, Baltimore, Maryland 21202. The Trust reports sole voting and dispositive power with respect to 961,000 of these shares and shared voting and dispositive power with respect to 1,350,000 of the shares (which are owned by clients of Miller Value Partners, LLC, a registered investment advisor).

Quad Voting Trust

To help ensure the continuity and stability of the management of Quad, various members of the Quadracci family, including certain affiliated entities, entered into a voting trust agreement in September 1982, which has been subsequently amended. Pursuant to the Quad Voting Trust, certain shares of Quad common stock held by such individuals and entities are held by the Quad Voting Trust.

Under the Quad Voting Trust, the three trustees (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D., and Elizabeth Quadracci Harned) are vested with the full legal title to all common stock and any other securities of the Company that are held by the Quad Voting Trust, with all rights and power of the owner and holder of the stock of whatever nature necessary to enable the trustees to exercise the powers vested in them under the agreement. The rights held by the trustees under the Quad Voting Trust include the shared right to vote the shares (subject to certain exceptions noted below), the right to become parties to or prosecute or intervene in any legal or administrative proceedings affecting the stock, the Company or the powers, duties and obligations of the trustee, the right to transfer the stock into their names as trustee or into the name of other nominees, the right to enter into shareholder agreements and the right to exercise all rights and preferences of the stock. Except as otherwise provided in the voting trust agreement, the trustees act by majority vote (or unanimous vote if there are only two trustees).

The Quad Voting Trust provides that the trustees shall exercise their judgment to select suitable directors of the Company and to vote on such other matters that may come before them at shareholder meetings. Without approval of the beneficiaries holding trust certificates representing two-thirds of the stock held under the Quad Voting Trust, however, the trustees do not have the power to vote the stock in favor of the merger or consolidation of the Company, the sale or exchange of all, or substantially all, of the voting securities of the Company, the sale, lease or exchange of all, or substantially all, of the property and assets of the Company, the total or partial liquidation of the Company, the dissolution of the Company, any act that is likely to lead to a public offering, any issuance of Company securities if it would result in the stock held by the trustees not having the power to elect a majority of the Company’s board of directors or any amendment to the Company’s amended and restated articles of incorporation that would diminish the rights reserved to the trust beneficiaries.

The shares held by the Quad Voting Trust may be withdrawn by a beneficiary prior to the expiration or termination of the Quad Voting Trust only if there is an amendment to the voting trust agreement that is determined to materially adversely affect that particular beneficiary or a group of beneficiaries and if the trustees allow such withdrawal. Notwithstanding the foregoing, certain de minimis withdrawals from the Quad Voting Trust are permitted and the trustees may, by unanimous vote, permit stock to be withdrawn, but, subject to certain exceptions, the withdrawn stock will be converted into, or exchanged for, class A common stock.

The Quad Voting Trust is perpetual. Notwithstanding the foregoing, the voting trust agreement may be terminated by the unanimous vote of the trustees and a two-thirds vote of beneficiaries. The voting trust agreement automatically terminates when none of the stock held by the trustees under the agreement possess voting rights, upon the sale, dissolution or liquidation of the Company, upon the sale of substantially all of its assets, or upon a merger, reorganization, combination or exchange of stock involving the Company that results in the securities under the voting trust agreement constituting less than ten percent of the votes entitled to be cast in an election of directors of the surviving or successor entity.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis relates to the material elements of compensation awarded to, earned by, or paid to the individuals listed in the Summary Compensation Table (“NEOs”) for 2023. This Compensation Discussion and Analysis also discusses events that took place prior or subsequent to 2023 to the extent they are material to understanding 2023 compensation.

We are currently a “smaller reporting company” as defined under SEC rules and, as a result, we are not required to include in this proxy statement a Compensation Discussion and Analysis section and certain other disclosures relating to executive compensation. However, we are voluntarily providing certain information that would be required if we were not a smaller reporting company for purposes of maintaining transparency concerning executive compensation and consistency with our disclosure in prior years when we were not a smaller reporting company.

2023 Executive Compensation Highlights

In 2023, our compensation committee continued its focus on structuring our compensation arrangements in keeping with our compensation philosophy, which is described below under “Overview of our Executive Compensation Philosophy and Design.” Actions taken or approved by our compensation committee or our Board relative to the compensation programs for our executive officers for 2023 included the following:
•The compensation committee approved an annual cash incentive program for 2023 that used two primary financial measures (net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization and restructuring, impairment and transaction-related charges (“Adjusted EBITDA”); and free cash flow). The compensation committee also developed performance and payout scales to quantitatively measure performance and define payouts at each level of performance.
•The compensation committee approved a performance-based component to our NEO’s long-term incentive compensation program for 2023, granting long-term incentive awards in the form of 67% performance-based cash and 33% restricted stock or restricted stock units. The compensation committee decided to use this structure because it believes the structure provides performance incentives that are effective in motivating our executives to execute on our long-term strategic plan and to drive exceptional shareholder value creation over the three-year period to which the awards relate.
•The compensation committee approved adjustments to the compensation of certain of our NEOs for 2023, as described further below.
•The Board reviewed the performance of our Chairman, President and Chief Executive Officer and determined his total compensation.
Compensation Practices and Governance Highlights

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:
•Pay for performance—A substantial fraction of NEO total compensation is tied to the operating performance of our Company and the achievement of our business objectives. Our performance measures under our incentive compensation program are also aligned with our business objectives.

•Alignment with shareholder interests—Our core executive compensation principles are designed to promote alignment of our named executive officers’ interests with the interests of shareholders.
•Salary increases, bonuses and equity awards must be earned—We do not guarantee salary increases, bonuses or equity awards for our executive officers.
•No option repricing—Our equity compensation plan does not permit repricing of stock options.
•Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking and to confirm that our governance practices are designed to prevent excessive compensation that would not be consistent with our philosophy and business objectives.
•Prohibition on hedging and limitation on pledging—We prohibit our executive officers and directors from hedging our securities and from pledging our securities without prior approval.
•Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our NEOs.
•Independent compensation consultant—The compensation committee retains an independent compensation consultant to provide advice and recommendations concerning the compensation of the NEOs.
Say on Pay Vote

Our shareholders are provided with an opportunity to cast a non-binding, advisory vote every three years on our executive compensation program. Our most recent advisory say on pay vote was held at our May 2023 annual shareholders’ meeting, at which more than 97% of votes cast were in favor of our say on pay proposal. Our compensation committee considered these voting results in the context of our overall compensation philosophy, as well as our compensation policies, decisions and performance. The compensation committee believes that the strong vote of shareholder approval generally endorsed our compensation decisions and, after reflecting on this vote, the compensation committee elected not to undertake any material changes to our executive compensation programs. At our 2023 annual shareholders’ meeting, our shareholders expressed a preference that future advisory shareholder votes on the compensation of our NEOs be held on a triennial basis. Accordingly, the next say on pay vote is expected at the 2026 Annual Meeting.

Overview of our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to our future success as a Company and to building shareholder value. There are three principal objectives that our executive compensation programs are designed to achieve:
•To continue to attract, retain and motivate top talent in the face of secular industry challenges and as the Company’s business becomes increasingly complex as a global marketing experience company.
•To encourage executives to “think like an owner.” Through our compensation programs, we seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders, which have been primarily long-term value creation balanced against risk.
•To drive long-term share value by providing “at risk” compensation that is contingent on the achievement of corporate objectives that encourage individual behaviors that will contribute to our overall corporate performance.
In light of these ideas, in establishing our compensation policies and practices for our NEOs, our compensation committee seeks to reward our NEOs for achieving performance goals and creating long-term value for our shareholders, for loyalty to our Company and for individual actions that the compensation committee believes are productive in the context of our corporate objectives.

Setting Executive Compensation

Our Board, the compensation committee and our Chairman, President and Chief Executive Officer each play a role in setting the compensation of our NEOs. Our Board appoints the members of the compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive officer compensation programs. The compensation committee during 2023 was comprised of John S. Shiely (chairperson), Douglas P. Buth, Beth-Ann Eason and John C. Fowler.

The compensation committee has primary responsibility for the following:

•Determining and approving our compensation philosophy;
•Reviewing, monitoring, administering and establishing (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our Board) the annual salary, bonuses and other compensation and benefits of our executive officers;
•Establishing incentive compensation plans for our executive officers;
•Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our Board) corporate and other objectives relevant to the compensation of our executive officers;
•Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our Board) the terms of employment and other material agreements between us and our executive officers;
•Approving or making recommendations to our Board on compensation and human resources policies, programs and plans, including management development and succession plans and our incentive plans;
•Determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and
•Reviewing and making recommendations to our Board concerning director compensation.
Our compensation committee also has responsibility for, on an annual basis, preparing a report regarding executive officer compensation for inclusion in our annual proxy statement and reviewing and evaluating our policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

In connection with its review and determinations concerning executive officer compensation and benefits and its preparation of the report regarding executive officer compensation for inclusion in our annual proxy statement, our compensation committee takes into consideration say on pay votes. The compensation committee is also responsible for determining and recommending to our Board a desired frequency for future say on pay votes to be proposed to our shareholders at least once every six years, taking into consideration prior shareholder votes.

The compensation committee has the authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the compensation committee. Under this authority, the compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and Ms. Eason to discharge the responsibilities of the compensation committee with respect to compensation intended to satisfy certain regulatory requirements. References to the compensation committee in the context of equity awards to the NEOs in this Compensation Discussion and Analysis include the subcommittee.

The compensation committee, with the assistance of our Chairman, President and Chief Executive Officer, annually reviews and determines compensation levels for the NEOs. Our Chairman, President and Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of the NEOs (other than his own). The compensation committee considers the compensation opportunities for our Chairman, President and Chief Executive Officer, which are then recommended to the full Board for approval.

The compensation committee also received recommendations and advice from FW Cook in 2023 concerning the compensation of the NEOs. The compensation committee assessed FW Cook’s independence pursuant to SEC rules and NYSE listing standards. FW Cook did not provide any services to our Company other than compensation consulting for the compensation committee during 2023. The committee determined that FW Cook’s work for the compensation committee does not raise any conflict of interests.

Elements of Compensation

Compensation elements for our NEOs consist of the following:

•Base Salary. Base salary is an essential and expected form of compensation to be competitive in the marketplace. Its purpose is to compensate for services rendered and to provide a steady source of income for living expenses throughout the year.
•Annual Cash Incentive Compensation. Our executive officers are eligible for annual cash incentive awards under the Company’s annual incentive compensation program. Please note that, while annual cash incentive awards may be referred to as “bonuses” in this discussion, any award amounts earned are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the SEC’s regulations.

The purpose of our annual cash incentive program is to motivate and reward for the achievement of key financial and strategic performance objectives. Within the overall context of our pay philosophy and culture, the program:

•Provides competitive levels of total cash compensation;

•Aligns pay with organizational and individual performance; and

•Focuses executive attention on key business metrics.

•Long-Term Incentive Compensation. The compensation committee believes that long-term incentives are a key method to motivate and retain the top talent of Quad and align the interests of our NEOs with shareholders.  Due to this philosophy, the compensation committee discussed our approach thoroughly to ensure that we were achieving our goals. For these reasons, in 2023, as in previous years, we provided a significant component of our NEO’s compensation through means of long-term incentive awards.

To provide focus on long-term company performance, the compensation committee decided to continue for 2023 the structure of our long-term incentive compensation program that we used in 2022 by granting awards in the form of 67% performance-based cash and 33% restricted stock or restricted stock units. The compensation committee decided to continue this structure because it believes the structure provides performance incentives that are effective in motivating our executives to execute on our long-term strategic plan and to drive exceptional shareholder value creation over the three-year period to which the awards relate.
•Retirement and Other Benefits. To provide a competitive compensation package to our employees, including our NEOs, we sponsor retirement and welfare benefit plans, some of which are broadly available to all of our full-time employees in the United States and some of which include enhanced benefits for executives. In addition, we provide certain limited perquisites to our NEOs. These benefits, as they relate to our NEOs, are discussed and analyzed more extensively below under “Retirement and Other Benefits.”

Determining the Amount of Each Element of Compensation

Role of Benchmarking

As part of its decision making process, the compensation committee will from time to time engage its independent compensation consultant to conduct a benchmarking study of executive compensation levels and practices. This market information is used to help inform and shape decisions, but is neither the only nor the determinative factor in making compensation decisions. Rather, it is part of a multitude of factors that influence executive compensation decisions.

At the time the compensation committee made decisions concerning the compensation of our NEOs for 2023, its most recent benchmarking study addressing all compensation elements was a study completed by FW Cook in 2021. For purposes of its benchmarking analysis, FW Cook identified companies in the print and commercial services industries, with a preference for companies focused on marketing platforms and a trailing four quarter revenue between $1 billion and $8 billion at the time of FW Cook’s identification. The comparator group consisted of the following 20 companies (the “comparable companies”):

• ACCO Brands Corporation	• Graphic Packaging Holding Company	• Pitney Bowes Inc.
• Brady Corporation	• John Wiley & Sons, Inc.	• R. R. Donnelley & Sons Company
• Cimpress N.V.	• Matthews International Corporation	• Sealed Air Corporation
• Clear Channel Outdoor	• Maximus Inc.	• Sonoco Products Company
• Conduent Inc.	• MDC Partners Inc.	• The NY Times Company
• Deluxe Corporation	• Meredith Corporation	• Thryv Holdings Inc.
• Gannett Co., Inc.	• Nielsen Holdings Inc.
The compensation committee generally referred to compensation data from the comparable companies for purposes of setting target compensation for 2023 for our NEOs.

During 2023, the compensation committee asked FW Cook to perform a new benchmarking study and identify a new comparator group of companies with respect to future compensation elements for our NEOs. For purposes of its benchmarking analysis, FW Cook identified publicly traded, standalone companies in the print and commercial services industries, with a preference for companies focused on marketing platforms and a trailing four quarter revenue between $1 billion and $10 billion, with exceptions for certain key competitors. The updated comparator group consists of the following 20 companies:

• ACCO Brands Corporation	• Gannett Co., Inc.	• Sonoco Products Company
• Advantage Solutions	• Interpublic Group of Cos.	• Stagwell
• Brady Corporation	• John Wiley & Sons, Inc.	• Steelcase
• Cimpress N.V.	• Matthews International Corporation	• The NY Times Company
• Clear Channel Outdoor	• Maximus Inc.	• Thryv Holdings Inc.
• Conduent Inc.	• Omnicom Group	• Ziff Davis
• Deluxe Corporation	• Pitney Bowes Inc.
The compensation committee used the new comparator group during 2023 for purposes of setting target compensation for 2024 for our NEOs.

2023 Process

In setting the amount of each element of compensation for our NEOs in 2023, the compensation committee followed the process described below.

Base Salary and Annual Incentive Compensation

The compensation committee reviews the base salaries and annual incentive compensation levels of each of our NEOs at least annually. In late 2022, the compensation committee reviewed and approved management’s recommendations for base salary and annual incentive compensation for 2023, consisting of base salary increases for Messrs. Quadracci, Staniak, Honan, Ashworth and Vanderboom ranging from 3.5% to 5.0%, to align their cash compensation levels more closely to market levels for their current positions. In approving these base salaries, the compensation committee considered the median of comparable companies described above, but did not base its decision solely on that information. It also considered historical compensation levels for the NEOs’ positions.

With respect to 2023 annual cash incentive compensation, the compensation committee (and the full Board, in the case of Mr. Quadracci) decided to keep the threshold, target, and maximum annual incentive compensation opportunities for each of the NEOs the same, expressed as a percentage of base salary, as in 2022.

For the annual cash incentive compensation of our NEOs, in early 2023, the compensation committee established performance measures including the following Adjusted EBITDA threshold, target and maximum is as follows:

Threshold	Target	Maximum
$200 million	$225-240 million	$255 million or more

The compensation committee also approved an additional performance measure consisting of free cash flow of at least $50 million for 2023 that would need to be achieved for any annual cash incentive compensation to be earned.

The compensation committee selected these performance measures because they are among the key performance metrics used by our Board to evaluate our corporate performance. We defined Adjusted EBITDA for purposes of the 2023 annual cash incentive plan as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization and restructuring, impairment and transaction-related charges (calculated in a consistent manner with the calculation for company-wide Adjusted EBITDA). Free cash flow is defined as net cash provided by operating activities less purchase of property, plant and equipment.

The threshold, target and maximum potential payment levels are shown in the “Grants of Plan Based Awards in 2023” table below.

For 2023, our free cash flow was $77 million, better than the gating level for that measure, and our Adjusted EBITDA was $234 million, which was at the target level for that measure. Free cash flow and Adjusted EBITDA are non-GAAP financial measures. Reconciliations to the nearest GAAP financial measures are included on pages 50-51 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission on February 22, 2024.

In February 2024, our compensation committee recommended, and our Board approved, an at target payout under our annual cash incentive plan based on the achievement of free cash flow better than the gating level and the target achievement of Adjusted EBITDA, resulting in the payments to our NEOs indicated in the “Non-Equity Incentive Compensation” column of the “2023 Summary Compensation Table” below.

Long-Term Incentive Compensation

The compensation committee believes that long-term incentives are a key method to motivate and retain the top talent of Quad and align the interests of our NEOs with shareholders. For this reason, we generally provide a significant component of our NEO’s compensation through means of long-term incentive awards.

2023-2025 Awards

The 2023 long-term incentive compensation program was structured to consist of a long-term performance-based cash component, representing 67% of the total grant value, and shares of restricted stock or restricted stock units that cliff vest after 38 months, representing the remaining 33% of the grant value. The compensation committee decided to use this structure because it believes the structure provides performance incentives that are effective in motivating our executives to execute on our long-term strategic plan and to drive exceptional shareholder value creation over the next three years.

The performance-based cash awards granted in 2023 would be earned on the basis of the following performance measures: 50% of the awards were based on three separate annual performance periods from 2023-2025 (each representing one-third of the entire 50% of the award), with the first year based on total revenue and the second and third years based on new sales, and the remaining 50% of the awards were based on our free cash flow over the entire three-year period from 2023-2025. Total revenue is defined as total net sales as reported in our audited consolidated statement of operations for 2023. New sales are defined as Company-wide sales from new customers, new products or services sold to an existing customer or winning incremental share of a product or service that was previously split among suppliers. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment.

The threshold, target and maximum performance goals for 2023 total revenue were $2,960 million, $3,115 million and $3,320 million, respectively. The compensation committee chose to use total revenue because it believed that total revenue represented an appropriate overall measure of our top line growth and aligned directly with our audited external financial reporting.

The amounts earned under the performance-based cash awards can range from zero to 250% of the target amount. The threshold, target and maximum amounts payable under the performance-based cash awards are shown in the 2023 Grants of Plan-Based Awards Table below.

We achieved total revenue in 2023 of $2,958 million, which was below the threshold performance level. This resulted in no payment with respect to the one-third of the 50% of the 2023 performance-based cash awards tied to total revenue. Any amounts earned with respect to the performance-based cash awards in 2024 or 2025 will be shown in the Summary Compensation Table for the applicable year.

We decided to make the performance-based cash awards payable in cash rather than equity in part to assist with managing the dilution to our shareholders, and we continued to use restricted stock and restricted stock units as a component of our long-term incentive compensation program because we believe they provide alignment between the interests of the NEOs and the interests of our shareholders.

In setting the target long-term incentive values for 2023 for each of the NEOs, the compensation committee considered the benchmarking information described above for comparable positions. Based on the benchmarking review, the compensation committee increased Mr. Staniak’s total target long-term incentive compensation values from $500,000 to $750,000. The other NEOs’ target long-term incentive compensation values were unchanged from 2022. The target values of the long-term incentive compensation awards to our NEOs for 2023 were as follows:

Name	Total Target Long-Term Incentive Compensation Value	Target Value of Cash-Based Award (67% of Total)	Target Grant Date Fair Value of RSU/RS Award (33% of Total)
J. Joel Quadracci	$4,200,000	$2,814,000	$1,386,000
Anthony C. Staniak	$750,000	$502,500	$247,500
David J. Honan	$1,750,000	$1,172,500	$577,500
Eric N. Ashworth	$600,000	$402,000	$198,000
Kelly A. Vanderboom	$600,000	$402,000	$198,000

To determine the number of shares for the 2023 restricted stock and restricted stock unit awards based on 33% of the total target long-term incentive compensation dollar values, the compensation committee approved using the 20 trading day volume-weighted average price over the twenty consecutive trading days beginning on December 1, 2022, and granting the awards effective as of January 1, 2023. The restricted stock and restricted stock unit awards in 2023 were granted initially subject to forfeiture and will cliff-vest on March 1, 2026 provided that the NEO remains continuously employed until that date.

The number of shares of our class A common stock covered by the equity awards granted to each of our NEOs in 2023 is reflected in the Grants of Plan Based Awards table below. The compensation committee intends to continue to award long-term incentive compensation awards to executives on an annual basis in the future, although more frequent awards may be made at the discretion of the compensation committee on other occasions, such as in the case of promotions or newly hired executives.

2023 Performance Under 2022-2024 and 2021-2023 Awards

As previously disclosed, the 2022-2024 long-term incentive compensation program included a long-term performance-based cash component, representing 67% of the total grant value. The performance-based cash awards will be earned 50% on the basis of the achievement of a free cash flow performance goal measured over the entire three-year performance period, and 50% on the basis of the achievement of three one-year performance goals over the performance period (annual total revenue for 2022 and 2023 and new sales for 2024).

The threshold, target and maximum performance goals for 2023 total revenue were, consistent with the 2023-2025 awards described above, $2,960 million, $3,115 million and $3,320 million, respectively. We achieved total revenue in 2023 of $2,958 million, which was below the threshold performance level. This resulted in no payment with respect to the one-third of the 50% of the 2022 performance-based cash awards tied to total revenue. Any amounts earned with respect to the 2022 performance-based cash awards in 2024 will be shown in the Summary Compensation Table for 2024.

The 2021-2023 long-term incentive compensation program also included a long-term performance-based cash component. The performance-based cash awards granted in 2021 were to be earned 50% on the basis of the achievement of a net leverage ratio performance goal, measured over the entire three-year performance period, and 50% on the basis of the achievement of three one-year performance goals over the performance period. For the 2023 one-year performance goal, the compensation committee selected total revenue as the performance measure. The threshold, target and maximum performance goals for the total revenue goal were the same as for the 2023-2025 and 2022-2024 long-term incentive grants described above, and, because performance was below threshold, no payment was made with respect to the total revenue component. However, the net leverage ratio as calculated for the 2021-2023 long-term incentive program was 2.03x, exceeding the maximum net leverage performance goal and resulting in a maximum payout of 250% of the target level for the net leverage component of the award. The threshold, target and maximum performance goals for net leverage were 2.70x, 2.50x and 2.35x, respectively. Net leverage ratio is defined as total debt and finance lease obligations minus cash and cash equivalents, divided by Adjusted EBITDA. Adjusted EBITDA for purposes of the 2021-2023 long-term incentive program is defined as net earnings (loss) attributable to Quad common shareholders, excluding the following: (1) interest expense; (2) income tax expense (benefit); (3) depreciation and amortization; (4) restructuring, impairment and transaction-related charges; (5) gains from sale and leaseback; (6) earnings (loss) from discontinued operations, net of tax; (7) net pension income; (8) loss (gain) on debt extinguishment; (9) equity in (earnings) loss of unconsolidated entity; (10) the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for Quad); and (11) net earnings (loss) attributable to noncontrolling interests.

Based on this performance, the amounts earned by our NEOs with respect to the 2021-2023 performance-based cash awards for 2023 are shown in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table for 2023.

Retirement and Other Benefits

Welfare and Retirement Benefits

As part of a competitive compensation package, we sponsor welfare benefit plans that offer health, life, disability and other insurance coverage to participating employees. We also provide our NEOs with an Executive Medical Plan under which they and their families are entitled to reimbursement. The reimbursement is generally limited to $20,000 (per family) in medical costs per year. Amounts reimbursed in 2023 under our Executive Medical Plan are reflected in the Summary Compensation Table below.

To help our salaried employees prepare for retirement, we sponsor the Quad ESOP, an employee stock ownership plan, and the Quad Diversified Plan. The ESOP holds profit sharing contributions of our class A common stock, which are made at the discretion of our Board. The Diversified Plan is comprised of participant-directed 401(k) contributions and any employer contributions the Company may make to the Plan from time to time. Our NEOs participate in the ESOP, the Diversified Plan and our broad-based welfare plans on the same basis as our other salaried employees. In 2023, employer contributions included a Company 401(k) matching contribution.

In addition to the ESOP and the Diversified Plan, we provide certain executive officers with a supplemental executive retirement plan (the “SERP”), which is designed to provide a competitive retirement benefit and aid in retention and building long-term commitment to the Company. The SERP is described in greater detail following the 2023 Nonqualified Deferred Compensation Table.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable our Company to attract and retain employees for key positions.

Pursuant to his employment agreement, Mr. Quadracci is entitled to personal use of our corporate aircraft. The compensation committee believes that providing this benefit as part of Mr. Quadracci’s compensation enhances his and his family’s security, minimizes the disruptions and burdens of his personal travel and provides him with additional flexibility and time to attend to Company business notwithstanding his personal travel schedule, and thereby benefits our Company and our shareholders. Other than Mr. Quadracci, none of our NEOs were permitted to use our corporate aircraft for personal use in 2023. The aggregate incremental cost to our Company for personal use of our corporate aircraft by Mr. Quadracci is reflected in the Summary Compensation Table below.

In 2023, we reimbursed club membership fees and tax preparation fees and approved expenditures related to security for Mr. Quadracci. We reimburse club membership fees primarily for business purposes, such as client entertainment, though a portion of their use may have a personal aspect. Our named executive officers are occasionally allowed to use corporate housing for personal use on a temporary basis. During 2023, there was no such use of corporate housing by our named executive officers. The aggregate incremental cost to our Company for these benefits is reflected in the Summary Compensation Table below.

Post-Termination and Change of Control Arrangements

We also provide our NEOs with severance protections upon qualifying terminations of employment. Mr. Quadracci has an employment agreement that provides for such protections, and Messrs. Staniak, Honan, Ashworth and Vanderboom receive severance protections under our Quad/Graphics, Inc. Executive Severance Plan (the “Severance Plan”). In exchange for such benefits, both the Severance Plan and the employment agreements contain 24 month non-competition, non-solicitation, non-disclosure and non-disparagement restrictive covenants following any termination of employment, whether or not severance benefits are provided.

Under the Severance Plan, if a participant’s employment is terminated by us without “cause” (as defined in the Severance Plan) or by the participant due to a salary reduction of more than 10%, then the participant will be entitled to severance equal to one year’s base salary plus the participant’s target annual bonus. The participant will also receive a pro-rated portion of the current year’s annual bonus based on actual performance, and will receive continued group health, dental and life insurance benefits at the employee rate for the severance period and outplacement services at a cost of up to $50,000. If, however, a participant’s employment is terminated upon or within the 24-month period following a change in control, and the termination is by us without cause or by the participant with “good reason” (as defined in the Severance Plan), then the participant will be entitled to severance equal to two times the sum of the participant’s base salary and target annual bonus. The participant will also receive a pro-rated portion of the current year’s annual bonus based on target performance, and will receive a lump sum payment in lieu of group health, dental and life insurance continuation over the severance period, full vesting of benefits in our SERP (or any successor plan thereto) and outplacement services at a cost of up to $50,000. The treatment of any long-term incentive awards, including equity-based awards, will be governed by the terms of the applicable long-term incentive plan and award agreement. The post-change in control severance benefits would also be provided to a participant whose employment is terminated within a limited period prior to a change in control if the participant reasonably demonstrates that the termination was due to the subsequent change in control.

The Severance Plan defines “cause” generally to include: (1) any intentional and willful act of the participant involving fraud, embezzlement or theft of our assets or the assets of our customers; (2) gross misconduct on the part of the participant that is intentional and willful and that materially and demonstrably causes serious financial injury to us; (3) any conviction of or plea of nolo contendere to a felony; (4) certain breaches of restrictive covenants; or (5) any intentional, willful and material failure of the participant to perform the participant’s employment duties for 30 days after our Board delivers a written demand for performance.

The Severance Plan defines “good reason” in the event of a change of control generally to include: (1) any material reduction in the amount of the participant’s then current base salary or annual bonus target (other than any change that applies to substantially all other executive officers); (2) a requirement that the participant be based at a location in excess of 60 miles from the location of the participant’s principal job location or office as of the effective date of the participant’s participation in the Severance Plan; (3) a material diminution in the participant’s title, authority, power, duties, reporting requirements or responsibilities, or the assignment of duties to the participant which are materially inconsistent with the participant’s position; (4) the failure by us to obtain the express assumption of, and agreement to perform under, the Severance Plan when that action is required by the Severance Plan; or (5) any other action or inaction by us that constitutes a material breach by us of the terms and conditions of the Severance Plan.

The Severance Plan had an initial term of three years from its September 15, 2016 effective date, after which the term is automatically extended for successive one-year renewals unless the Board or the compensation committee terminates the Severance Plan at the end of the initial or renewal term by giving the participants written notice of intent to terminate the Severance Plan prior to the September 15 preceding the year in which the initial or renewal term is scheduled to end. No notice of intent to terminate the Severance Plan has been given to date. Upon a change in control, the term of the Severance Plan will be automatically extended for a two-year period.

Our employment agreement with Mr. Quadracci generally provides the same severance protections as the Severance Plan, except that the multiple of base salary and bonus used to calculate the severance amount varies. Mr. Quadracci’s severance multiple upon a qualifying termination prior to a change in control is two times the sum of his base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Mr. Quadracci’s severance multiple is three times the sum of his base salary and target annual bonus. For Mr. Quadracci, a qualifying termination prior to a change in control includes a termination by him for good reason as well as a termination by the Company without cause.

In addition to the Severance Plan and the employment agreements, the award agreements under our 2010 Plan and our 2020 Plan provide for the accelerated vesting of stock options, restricted stock and performance-based cash awards upon a change of control of the Company. These arrangements are summarized below under “Potential Payments Upon Termination or Change of Control.”

The compensation committee believes the severance and change of control benefits that we provide our NEOs under these arrangements are consistent with its objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. In addition to securing the covered NEO’s agreement to the non-compete restriction described above, the purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change of control. The severance and change of control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers’ expected compensation for a specified period following certain terminations of employment, vesting awards granted prior to a change of control and making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change of control and any related termination of employment. The compensation committee selected the triggering events for change of control and termination benefits to our executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described above.

We also provide our NEOs with an Executive Salary Continuation Plan under which we will continue to pay 60% of the NEO’s base salary to the NEO’s spouse or dependent children if the NEO dies during the term of the NEO’s active employment with our Company. The payments will continue through, in the case of an NEO who dies after age 55 but before retirement, the earlier of (i) the date on which the NEO would have reached age 65 or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse or, in the case of an NEO who dies before age 55, the earlier of (i) the tenth anniversary of the NEO’s death or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse. We offer this benefit to the NEOs as part of what we believe is a competitive compensation package and in lieu of a supplemental executive life insurance policy.

Other Policies and Considerations

Policy on Hedging and Pledging of Shares

We have adopted a policy that prohibits our executive officers, including our NEOs, our non-employee directors and certain other designated employees from engaging in certain hedging transactions with respect to shares of our stock that they were granted as part of their compensation or otherwise hold. The policy prohibits (a) trading on an exchange in puts, calls and other derivative securities on our stock, (b) purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and (c) otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock. The policy also requires pre-approval for any pledging transactions involving our stock.

Stock Ownership Guidelines

We have implemented stock ownership guidelines for certain employees, including our NEOs, to underscore the importance of linking executive compensation and shareholder interests. Employees subject to these stock ownership guidelines are encouraged to own a certain dollar value amount of our stock. The stock ownership guidelines state that our Chairman, President and Chief Executive Officer should hold shares with a value five times his base salary. For our executive vice presidents, the ownership guideline is three times base salary, and for all senior vice presidents the ownership guideline is two times base salary. All of the following count toward the ownership applicable thresholds under the policy:

•shares held outright (including through trusts for the benefit of the executive officer or of the executive officer’s family members) or in retirement plans; and

•restricted stock, restricted stock units and deferred stock units.

We also maintain stock ownership guidelines for our non-employee directors that require them to hold shares or share-based awards with a value of at least four times the cash portion of the annual retainer. Executive officers and non-employee directors that have not achieved their stock ownership targets are required to retain 50% of the shares received as a result of the exercise of stock options or the vesting of restricted stock and restricted stock units, net of taxes.

Tax and Accounting Considerations

In setting compensation for our NEOs, the compensation committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1,000,000 in any year. The compensation committee believes that our interests and those of our shareholders are best served by providing competitive levels of compensation, even if not fully deductible, so some of the compensation that we have provided to our executive officers in the past, and that we provide to our executive officers in the future, may not be deductible under Internal Revenue Code Section 162(m).

Strategic Incentive Arrangements

In connection with corporate acquisitions or other similar transactions, we may from time to time implement special incentive arrangements intended to promote synergies or other strategic objectives in which our employees, including our NEOs, may be eligible to participate. None of our NEOs participated in such an arrangement or received such a bonus in 2023.

2023 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation that our NEOs earned for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
J. Joel Quadracci Chairman, President and Chief Executive Officer	2023	1,087,371	—	1,532,489	—	5,242,345	648,281	8,510,486
	2022	1,050,600	—	1,482,356	—	5,716,110	427,763	8,676,829

Anthony C. Staniak Chief Financial Officer	2023	525,000	—	273,662	—	555,000	28,697	1,382,359
	2022	500,000	—	176,472	—	603,549	28,732	1,308,753

David J. Honan Executive Vice President and Chief Operating Officer	2023	750,375	—	638,540	—	1,575,319	40,377	3,004,611
	2022	725,000	—	617,648	—	1,834,298	29,854	3,206,800

Eric N. Ashworth Executive Vice President of Product and Market Strategy and President of Quad Agency Solutions	2023	605,475	—	218,929	—	1,077,154	48,227	1,949,785
	2022	585,000	—	211,768	—	1,091,010	50,724	1,938,502

Kelly A. Vanderboom Executive Vice President and Treasurer, QAS Operations and Logistics	2023	525,000	—	218,929	—	1,008,750	26,952	1,779,631
_____________________________
(1)Amounts for 2023 are based on the aggregate grant date fair value of the restricted stock awards to our NEOs under our 2020 Plan as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the assumptions used in the valuation of the awards, please see Note 16, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2023.
(2)Amounts for 2023 reflect payments made in 2024 with respect to 2023 under our 2023 Annual Incentive Plan and payments made in 2024 with respect to net leverage ratio performance under our 2021 long-term incentive performance-based cash awards, as described in the section titled “Compensation of Executive Officers - Compensation Discussion and Analysis - Determining the Amount of Each Element of Compensation - 2023 Annual Incentive Plan” and “--Long-Term Incentive Compensation” above. The amounts attributable to each arrangement were as follows:

Name	2023 Annual Incentive Plan ($)	2021 Long-Term Incentive Cash Payment (Net Leverage Ratio) ($)
J. Joel Quadracci	1,304,845	3,937,500
Anthony C. Staniak	367,500	187,500
David J. Honan	637,819	937,500
Eric N. Ashworth	514,654	562,500
Kelly A. Vanderboom	446,250	562,500
(3)Amounts reflect the following for individual NEOs for 2023: For Mr. Quadracci - club dues of $14,011, $482,554 for personal use of our corporate aircraft (calculated as the portion of the variable costs of the aircraft attributable to personal use), $79,337 for personal and family security services, $7,500 for the cost of assistance with tax preparation, a matching contribution of $8,316 on 401(k) contributions, executive medical at a cost of $4,595 and a contribution of $51,968 to Mr. Quadracci’s SERP account. For Mr. Staniak - a matching contribution of $8,316 on 401(k) contributions, executive medical at a cost of $6,206 and a contribution of $14,175 to Mr. Staniak’s SERP account. For Mr. Honan - a matching contribution of $8,316 on 401(k) contributions, executive medical at a cost of $5,394, and a contribution of $26,666 to Mr. Honan’s SERP account. For Mr. Ashworth - a matching contribution of $8,316 on 401(k) contributions, executive medical at a cost of $20,000 and a contribution of $19,911 to Mr. Ashworth’s SERP account. For Mr. Vanderboom - a matching contribution of $8,316 on 401(k) contributions, executive medical at a cost of $2,477 and a contribution of $16,160 to Mr. Vanderboom’s SERP account. (Perquisites are discussed further in the section titled “Compensation of Executive Officers - Compensation Discussion and Analysis - Retirement and Other Benefits - Perquisites and Other Personal Benefits” above).

GRANTS OF PLAN BASED AWARDS IN 2023
The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2023. The amounts shown in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs’ continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for 2023 or as the performance cash portion of our long-term incentive program, and payment is or was contingent on our achievement of a given level of corporate performance, as described above in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Determining the Amount of Each Element of Compensation”. The amounts that were earned by our NEOs under our 2023 annual cash incentive program are disclosed above in the 2023 Summary Compensation Table.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)		Target ($)		Maximum ($)
J. Joel Quadracci	1/1/23	12/15/22	—		—		—		375,610	1,532,489
	—	—	674,170	(2)	1,304,845	(2)	2,272,605	(2)	—	—
			—		2,814,000	(3)	7,035,000	(3)	—	—

Anthony C. Staniak	1/1/23	12/14/22	—		—		—		67,074	273,662
	—	—	262,500	(2)	367,500	(2)	603,750	(2)	—	—
			—		502,500	(3)	1,256,250	(3)	—	—

David J. Honan	1/1/23	12/14/22	—		—		—		156,505	638,540
	—	—	412,706	(2)	637,819	(2)	1,125,563	(2)	—	—
			—		1,172,500	(3)	2,931,250	(3)	—	—

Eric N. Ashworth	1/1/23	12/14/22	—		—		—		53,659	218,929
	—	—	333,011	(2)	514,654	(2)	908,213	(2)	—	—
			—		402,000	(3)	1,005,000	(3)	—	—

Kelly A. Vanderboom	1/1/23	12/14/22	—		—		—		53,659	218,929
	—	—	288,750	(2)	446,250	(2)	787,500	(2)	—	—
			—		402,000	(3)	1,005,000	(3)	—	—
______________________________
(1)The amounts shown in this column reflect the number of restricted shares or restricted stock units we granted to each NEO pursuant to our 2020 Plan.
(2)Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Staniak, Honan, Ashworth and Vanderboom under our annual cash incentive program. The amounts earned by our NEOs under our 2023 annual cash incentive program are disclosed above in the 2023 Summary Compensation Table.
(3)Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Staniak, Honan, Ashworth and Vanderboom as the performance cash portion of their awards under our long-term incentive program.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
The following table contains information concerning equity awards held by our NEOs that were outstanding as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Joel Quadracci	—	—	—	—	1,004,750(2)	5,445,745	—	—

Anthony C. Staniak	—	—	—	—	123,504(3)	669,392	—	—

David J. Honan	—	—	—	—	372,477(4)	2,018,825	—	—

Eric N. Ashworth	—	—	—	—	143,537(5)	777,971	—	—

Kelly A. Vanderboom	—	—	—	—	143,537(6)	777,971	—	—
______________________________
(1)Market value computed by multiplying the number of shares that have not vested by $5.42, which was the closing price of a share of our class A common stock on the last trading day of 2023.

(2)258,551 shares vested on March 1, 2024, 370,589 shares vest on March 1, 2025 and 375,610 shares vest on March 1, 2026.

(3)12,312 shares vested on March 1, 2024, 44,118 shares vest on March 1, 2025 and 67,074 shares vest on March 1, 2026.

(4)61,560 shares vested on March 1, 2024, 154,412 shares vest on March 1, 2025 and 156,505 shares vest on March 1, 2026.

(5)36,936 shares vested on March 1, 2024, 52,942 shares vest on March 1, 2025 and 53,659 shares vest on March 1, 2026.

(6)36,936 shares vested on March 1, 2024, 52,942 shares vest on March 1, 2025 and 53,659 shares vest on March 1, 2026.

OPTION EXERCISES AND STOCK VESTED IN 2023
The following table contains information concerning restricted stock or restricted stock units that vested in 2023. No stock options were exercised by our NEOs in 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
J. Joel Quadracci	—	—	238,096	1,164,289
Anthony C. Staniak	—	—	11,338	55,443
David J. Honan	—	—	56,690	277,214
Eric N. Ashworth	—	—	34,014	166,328
Kelly A. Vanderboom	—	—	34,014	166,328
______________________________
(1)Represents the gross number of shares or restricted stock units vesting multiplied by the closing price of our class A common stock on the NYSE on the last trading day prior to the date of vesting.

2023 PENSION BENEFITS
None of our NEOs participate in any of our defined benefit pension plans.

2023 NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth certain information with respect to our NEOs’ participation in our SERP, which is a nonqualified deferred compensation plan that we maintain, during the year ended December 31, 2023. The material terms of the SERP are described after the table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Joel Quadracci	—	51,968	40,508	—	1,442,742
Anthony C. Staniak	—	14,175	1,091	—	51,622
David J. Honan	—	26,666	5,941	—	230,656
Eric N. Ashworth	—	19,911	3,512	—	140,504
Kelly A. Vanderboom	—	16,160	3,313	—	129,911
______________________________
(1)Amounts reflect the Company contributions that we cannot make under our Diversified Plan due to restrictions under the Internal Revenue Code. These amounts are also included in the Summary Compensation Table.
(2)These Aggregate Earnings are based on the Stable Asset Fund investment alternative under our Diversified Plan, are not “above-market or preferential earnings” as defined by the rules of the SEC and are therefore not required to be reported in the Summary Compensation Table.

Quad’s Supplemental Executive Retirement Plan

As described above under “Compensation Discussion and Analysis—Welfare and Retirement Benefits,” we maintain a SERP in which our NEOs are eligible to participate. The SERP is a nonqualified deferred compensation plan, not intended to meet the tax qualification requirements of Section 401(a) of the Internal Revenue Code.

Under the SERP, our NEOs are eligible to receive contributions from us at the end of each year in an amount determined by the amount of the NEO’s compensation that was subject to limitations imposed by Section 401(a)(17) under the Internal Revenue Code and the amount of any employer contribution to the NEO under our Diversified Plan for the year. The amount of the NEO’s benefit under the SERP is equal to the cumulative contributions made by us to the NEO’s account, adjusted to reflect the investment income, gains and losses on a fund designated by us in our sole discretion, less any previous payments from such account.

Participants become vested in their benefits on (i) their separation from service after reaching age 55 or (ii) their separation from service prior to age 55 as a result of death or disability. Participants may elect the times and form of payment of their benefit under the SERP from among the following alternatives:

•A lump sum payment during the calendar month following the month in which the NEO’s separation from service occurs;

•A lump sum payment during the calendar month following the first anniversary of the NEO’s separation from service;

•A lump sum payment during the calendar month following the second anniversary of the NEO’s separation from service;

•A lump sum payment during the calendar month following the third anniversary of the NEO’s separation from service;

•A lump sum payment during the calendar month following the fourth anniversary of the NEO’s separation from service; or

•Five annual installments, with one-fifth of the account balance being paid during the calendar month following the month in which the NEO’s separation from service occurs, one-quarter of the then-current account balance being paid during the subsequent January, and then, respectively, one-third, one-half, and the remainder of the then-current account balance being paid during each of the following three Januarys.

Potential Payments Upon Termination or Change of Control

As noted above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements,” we maintain a Severance Plan that covers, or employment agreements with, our NEOs. These arrangements provide for severance benefits upon certain terminations of employment and obligate the NEOs to refrain from competing with us for two years following any termination of employment. The severance benefits are described above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements.”

The equity plans and related option, restricted stock, performance share and performance-based cash agreements under which our stock option, restricted stock, performance share and performance-based cash awards were granted also provide that, in the event of a change of control of our Company, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, and that all performance shares and performance-based cash awards that have not yet been earned will become earned at the target performance level. Amounts that have been earned under the performance-based cash awards but have not been paid as of the change of control will be paid in connection with the change of control. Upon a termination as a result of death or disability, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, all performance shares will become earned at the target performance level and all performance-based cash awards will remain eligible to be earned based on actual performance. The option, restricted stock, performance share and performance-based cash agreements also provide that all unvested options and a portion of unvested restricted stock and unearned performance shares will become immediately vested or earned, as applicable, and a portion of unearned performance-based cash will remain eligible to be earned based on actual performance, upon retirement on or after age 65 (only if, in the case of restricted stock, the retirement is approved by an authorized senior executive). The Severance Plan does not provide for a gross-up for change of control related excise taxes. Instead, it contemplates a “best net” approach under which, if any payment or distribution to a covered NEO in connection with a change of control would trigger the excise tax imposed by Internal Revenue Code Section 4999, then the payment or distribution will either be made in full or reduced to a level that would not trigger the excise tax, whichever would result in the best after-tax position for the covered NEO. The employment agreement with Mr. Quadracci, by contrast, provides that if any payment or benefit to Mr. Quadracci would trigger the excise tax imposed by Internal Revenue Code Section 4999, then we would make an additional gross-up payment to him so that, after payment of income tax and excise tax on this gross-up payment, he would have sufficient funds to pay the excise tax triggered by the other payments and benefits.

A “change of control” of our Company is generally defined for purposes of the equity plans to include any person or group acquiring ownership of our common stock that, together with such stock already held by such person or group, constitutes more than 50% of the total voting power of our common stock. Transfers to (i) lineal descendants of the transferor, (ii) spouses of the transferor or such lineal descendants, or (iii) trusts, partnerships or other legal entities for the benefit of the transferor or any of the transferees described in (i) or (ii) are not considered in determining whether a change of control has occurred.

Quantification of Potential Payments on a Change of Control or Termination Event

The tables below reflect the amount of compensation that would be paid to each of our NEOs in the event of a change of control of our Company and/or a triggering termination of such NEO’s employment with our Company. The amounts shown in the tables below assume, among other things, that the applicable triggering event occurred on the last business day of 2023, and include estimates of the amounts that would be paid to the NEOs following the triggering event. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The actual amounts to be paid can only be determined at the time of the triggering event. Payments of severance under the arrangements are generally made in a lump sum following a change of control, or in installments in the event of a qualifying termination prior to a change of control.

The following table sets forth the estimated amounts that would have become payable to our NEOs if a change in control of our Company and a triggering employment termination had occurred on December 31, 2023:

Executive	Severance(1) ($)	Pro Rated Current Year Target Bonus(1) ($)	Performance-Based Cash ($)	Restricted Stock Vesting(2) ($)	Outplacement(1)(3) ($)	Welfare and Insurance Coverage(1) ($)	Excise Tax Gross Up or “Best-Net” Reduction ($)	Totals(4) ($)
J. Joel Quadracci	7,176,649	1,304,845	8,158,500	5,445,745	50,000	66,875	464,402	22,667,016
Anthony C. Staniak	1,785,000	367,500	829,583	669,392	50,000	51,123	—	3,752,598
David J. Honan	2,776,388	637,819	2,696,250	2,018,825	50,000	51,543	(840,583)	7,390,242
Eric N. Ashworth	2,240,258	514,654	1,165,500	777,971	50,000	51,783	—	4,800,166
Kelly A. Vanderboom	1,942,500	446,250	1,165,500	777,971	50,000	42,482	(403,353)	4,021,350
Totals	15,920,795	3,271,068	14,015,333	9,689,904	250,000	263,806	(779,534)	42,631,372
______________________________
(1)Triggered solely upon a covered termination of the NEO.
(2)Reflects an assumed value per share of $5.42, which was the closing price of a share of our class A common stock on the last trading day of 2023.
(3)Outplacement services are assumed to be $50,000 per year.
(4)Amounts assume that no fringe benefit policies would apply to an NEO following termination. The NEOs would also receive payment of their SERP benefits as disclosed in the 2023 Nonqualified Deferred Compensation table above.

The following table sets forth the estimated value of accelerated vesting that would have occurred with respect to the performance-based cash awards and equity grants of our NEOs if a change in control of our Company, but no termination of employment, had occurred on December 31, 2023:

Executive	Performance-Based Cash ($)	Restricted Stock Vesting (1) ($)	Excise Tax Gross Up or “Best-Net” Reduction ($)	Totals ($)
J. Joel Quadracci	8,158,500	5,445,745	—	13,604,245
Anthony C. Staniak	829,583	669,392	—	1,498,975
David J. Honan	2,696,250	2,018,825	—	4,715,075
Eric N. Ashworth	1,165,500	777,971	—	1,943,471
Kelly A. Vanderboom	1,165,500	777,971	—	1,943,471
Totals	14,015,333	9,689,904	—	23,705,237
______________________________
(1)Reflects an assumed value per share of $5.42, which was the closing price of a share of our class A common stock on the last trading day of 2023.

The following table sets forth the estimated amounts that would have become payable to each of our NEOs under their employment arrangements if a triggering employment termination (but no change of control) had occurred on December 31, 2023:

Executive	Cash Termination Payment ($)	Pro Rated Current Year Bonus($)	Outplacement(1) ($)	Welfare and Insurance Coverage ($)	Totals(2) ($)
J. Joel Quadracci	4,784,432	1,304,845	50,000	44,583	6,183,860
Anthony C. Staniak	892,500	367,500	50,000	25,562	1,335,562
David J. Honan	1,388,194	637,818	50,000	25,772	2,101,784
Eric N. Ashworth	1,120,129	514,653	50,000	25,892	1,710,674
Kelly A. Vanderboom	971,250	446,250	50,000	21,241	1,488,741
Totals	9,156,505	3,271,066	250,000	143,050	12,820,621
______________________________
(1)Outplacement services are assumed to be $50,000 per year.
(2)Amounts assume that no fringe benefit policies would apply to an NEO following termination.

The following table sets forth the estimated amounts that would have become payable to our NEOs under their employment and incentive compensation arrangements if their employment had been terminated as a result of death or disability on December 31, 2023:

Executive	Base Salary Continuation(1) ($)	Performance-Based Cash(2) ($)	Restricted Stock Vesting(3) ($)	Totals(4) ($)
J. Joel Quadracci	4,906,035	8,158,500	5,445,745	18,510,280
Anthony C. Staniak	2,368,712	829,583	669,392	3,867,687
David J. Honan	3,385,566	2,696,250	2,018,825	8,100,641
Eric N. Ashworth	2,092,184	1,165,500	777,971	4,035,655
Kelly A. Vanderboom	2,368,712	1,165,500	777,971	4,312,183
Totals	15,121,209	14,015,333	9,689,904	38,826,446
______________________________
(1)Triggered solely upon the death of the NEO, and payable over a period of 120 months (84 months for Mr. Ashworth). All of the amounts shown are present values of the expected benefits and assume the spouse of each NEO, if applicable, will live until at least December 31, 2033.
(2)Payout upon death or disability will be based on actual performance. For purposes of the calculations reflected in the table, for unearned performance cash, it is assumed that the performance goals will be achieved at target.
(3)Reflects an assumed value per share of $5.42, which was the closing price of a share of our class A common stock on the last trading day of 2023.
(4)The NEOs would also receive payment of their SERP benefits as disclosed in the 2023 Nonqualified Deferred Compensation table above.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Board has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

John S. Shiely, Chairperson
Douglas P. Buth
Beth-Ann Eason
John C. Fowler

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Quad for each of the last three completed fiscal years. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss) (millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$8,510,486	$10,085,423	$2,029,096	$2,248,336	$135.50	$(55.4)
2022	$8,676,829	$9,652,490	$2,107,321	$2,260,206	$106.81	$9.3
2021	$9,403,404	$10,097,265	$3,399,744	$3,560,245	$104.71	$37.8
______________________________
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Quadracci (our Chairman, President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Quadracci, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Quadracci during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Quadracci’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Awards Adjustments(b)	Compensation Actually Paid to PEO
2023	$8,510,486	$1,532,489	$3,107,426	$10,085,423
2022	$8,676,829	$1,482,356	$2,458,017	$9,652,490
2021	$9,403,404	$987,665	$1,681,526	$10,097,265
______________________________
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$2,035,806	$843,048	$—	$192,858	$—	$35,714	$3,107,426
2022	$1,512,003	$39,732	$—	$500,484	$—	$405,798	$2,458,017
2021	$1,034,204	$103,727	$—	$102,842	$—	$440,753	$1,681,526

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for our named executive officers (NEOs) as a group (excluding Mr. Quadracci) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Quadracci) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Messrs. Staniak, Honan, Ashworth and Vanderboom; (ii) for 2022, Messrs. Staniak, Honan and Ashworth and Jennifer Kent (former Executive Vice President and Chief People & Legal Officer); and (iii) for 2021, Messrs. Honan and Ashworth, Ms. Kent and Thomas Frankowski (former Executive Vice President of Manufacturing and Chief Operating Officer).
(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding Mr. Quadracci), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Quadracci) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Quadracci) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$2,029,096	$337,515	$556,755	$2,248,336
2022	$2,107,321	$339,708	$492,593	$2,260,206
2021	$3,399,744	$246,917	$407,418	$3,560,245
______________________________
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments(i)
2023	$448,366	$75,736	$—	$27,551	$—	$5,102	$556,755
2022	$346,502	$3,134	$—	$78,946	$—	$64,011	$492,593
2021	$258,552	$12,966	$—	$25,711	$—	$110,189	$407,418
(5)Cumulative TSR is calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphs that describe the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates the relationship between compensation actually paid to our PEO (Mr. Quadracci) and the average compensation actually paid to our NEOs as a group (excluding Mr. Quadracci) and our cumulative TSR assuming an initial fixed investment on December 31, 2020 of $100 over the three years presented in the table.

Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$140
$135
$130
$125
$120
$115
$110
$105
$100
$95
$90
$10.1
$3.6
$9.7
$2.3
$10.1
$2.2
2021
2022
2023
Compensation Actually Paid to PEO ($M)
Average Compensation Actually Paid to Non-PEO NEOs ($M)
Quad TSR

Compensation Actually Paid and Net Income (Loss)

The following graph illustrates the relationship between compensation actually paid to our PEO (Mr. Quadracci) and the average compensation actually paid to our NEOs as a group (excluding Mr. Quadracci) and our net income (loss) over the three years presented in the table.

DIRECTOR COMPENSATION
The Company maintained the following compensation program for its non-employee directors in 2023: an annual retainer of $235,000, to be paid one-half in cash and one-half in the form of deferred stock units. The program also includes an additional retainer of $25,000 for the chairperson of the audit committee, $20,000 for the chairperson of the compensation committee and $17,000 for the chairperson of the finance committee. The number of deferred stock units actually awarded was determined using a 20 trading day volume-weighted average price prior to the grant date.

For 2023, the compensation committee also approved the offering of a deferral election under which non-employee directors may elect to defer their cash retainers or elect deferred stock units in lieu of cash fees.

The following table summarizes the compensation of the Company’s non-employee directors for 2023. As an employee-director in 2023, J. Joel Quadracci did not receive any compensation for his service as a director, and is therefore omitted from the table. Mr. Quadracci’s compensation for serving as the Company’s Chairman, President and Chief Executive Officer is set forth in this proxy statement under the section titled “Compensation of Executive Officers.” The Company also reimbursed each of its directors, including its employee directors, for expenses incurred in connection with attendance at meetings of the Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Mark Angelson(4)	88,125	—	—	50,000	138,125
Douglas P. Buth	142,500	138,367	—	10,000	290,867
Beth-Ann Eason	88,125	179,652	—	10,000	277,777
Kathryn Quadracci Flores, M.D.(5)	117,500	138,367	—	10,000	265,867
John C. Fowler	147,500(6)	138,367	—	20,000	305,867
Stephen M. Fuller	117,500	138,367	—	10,000	265,867
Christopher B. Harned	134,500	138,367	—	10,000	282,867
Melanie A. Huet(7)	—	77,941	—	10,000	87,941
Jay O. Rothman	117,500	138,367	—	10,000	265,867
John S. Shiely	137,500	138,367	—	10,000	285,867
______________________________
(1)Amounts are based on the aggregate grant date fair value of the awards to the directors under the Company’s 2020 Omnibus Incentive Plan as determined in accordance with FASB ASC Topic 718. For the assumptions used in the valuation of the awards to the Company’s non-employee directors, please see Note 16, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2023.
(2)None of our non-employee directors held option awards that were outstanding and eligible for future exercise as of December 31, 2023.
(3)Consists of charitable contributions made during the year in the indicated director’s name and, for Mr. Fowler, a payment of $10,000 made in 2024 relating to 2023 medical costs pursuant to an arrangement entitling him and his family to reimbursement of a limited amount of medical costs each year.
(4)Mr. Angelson retired from the Board at the 2023 Annual Meeting.
(5)Does not include the compensation Dr. Flores received in 2023 in her role at QuadMed, LLC, a subsidiary of the Company. Please see “Corporate Governance - Certain Relationships and Related Person Transactions” above for that information.
(6)Mr. Fowler’s fees include $30,000 paid as compensation for his service on the board of directors of Manipal Technologies Ltd.
(7)Ms. Huet became a director on October 3, 2023. She did not receive a cash retainer payment in 2023 as such amounts are paid in arrears.

MISCELLANEOUS
Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s common stock to file reports with the SEC concerning their ownership of the Company’s common stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2023, all of its directors and executive officers and owners of greater than 10% of the Company’s common stock complied with the Section 16(a) filing requirements.

Independent Registered Public Accounting Firm

The audit committee of the Board is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm.

Ernst & Young LLP (“E&Y”) acted as the independent registered public accounting firm for the Company in 2023. Representatives of E&Y are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by E&Y for the years ended December 31, 2023 and 2022, were as follows:

	2023	2022
Audit fees(1)	$1,655,000	$1,497,000
Audit-related fees(2)	15,000	—
Tax fees(3)	678,000	449,000
All other fees	—	—
Total	$2,348,000	$1,946,000
______________________________
(1)Audit fees paid to E&Y were for services and expenses associated with the 2023 and 2022 audits of the annual financial statements, including foreign subsidiary statutory audits and quarterly reviews of the financial statements included in the Company’s quarterly Form 10-Q.
(2)Audit-related fees were for services related to the preparation of the Company’s registration statement on Form S-8.
(3)Tax fees paid to E&Y were for services for tax return preparation (including expatriate tax returns) and tax consultation.

The audit committee of the Board does not consider the provision of non-audit services by E&Y to be incompatible with maintaining auditor independence. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may delegate its pre-approval authority to the chairperson (up to a set dollar amount), provided that chairperson’s decisions to grant pre-approvals are presented to the full audit committee at its next scheduled meeting. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. All services performed in connection with the fees reported under the headings audit fees, audit-related fees and tax fees were pre-approved by the audit committee in accordance with SEC’s rules and the committee’s policies and procedures.

Shareholder Proposals

A shareholder of the Company who intends to present a proposal at, and have the proposal included in the Company’s proxy statement for, an annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, among other things, proposals submitted for the 2025 Annual Meeting of Shareholders must be received by the Company by the close of business on December 13, 2024. In addition, a shareholder who otherwise intends to present a proposal at an annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s bylaws. Among other things, to present a proposal at an annual meeting, a shareholder must give timely written notice thereof, complying with the bylaws, to the Secretary of the Company. Under the bylaws, if such notice is not received by the Company on a timely basis, the Company will not be required to present such proposal at the annual meeting. If the Board chooses to present such proposal at the annual meeting, then the persons named in proxies solicited by the Board for that annual meeting may exercise discretionary voting power with respect to such proposal. To be timely, a shareholder who intends to present a proposal at the 2025 Annual Meeting of Shareholders, but does not intend to have the proposal included in the Company’s proxy statement for such meeting, must provide the Company with the required written notice so that the Company receives it on or before December 31, 2024 (assuming a meeting date before May 1, 2025). If the date of the 2025 Annual Meeting of Shareholders is on or after May 1, 2025, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2024 for each day after April 30, 2025 until the date of the 2025 Annual Meeting of Shareholders (for example, if the 2025 Annual Meeting of Shareholders will be held on May 14, 2025, then the notice deadline under the Company’s bylaws would be January 14, 2025). In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934 on or before December 31, 2024 (assuming a meeting before May 1, 2025).

Assessment of Compensation-Related Risk

In early 2024, the compensation committee reviewed the evaluation of the Company’s compensation arrangements for executive officers and non-executive officer employees to determine the level of risks in these arrangements, including the incentives created by such arrangements for employees to take risks and the measures in place to manage or mitigate those risks. Specifically, the evaluation included the following categories: strategic alignment with business strategy; balance of performance metrics; alignment with market competitiveness; impact on motivation and engagement; appropriate use of management discretion; and plan implementation. As a result of this review, the compensation committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct

The Company has adopted a written Code of Business Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. The Code of Business Conduct is available, free of charge, on the Company’s website, www.QUAD.com.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Dana B. Gruen, General Counsel, Corporate Secretary and Chief Risk & Compliance Officer, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995, or at telephone number (414) 566-2972.

QUAD/GRAPHICS, INC.
By:
    Dana B. Gruen
    General Counsel, Corporate Secretary and Chief Risk & Compliance Officer

Sussex, Wisconsin
April 12, 2024

Quad

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QUAD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44610-P05443 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

QUAD/GRAPHICS, INC.

The Board of Directors recommends a vote FOR the election of directors.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas P. Buth
02) Beth-Ann Eason
03) Kathryn Quadracci Flores
04) John C. Fowler
05) Stephen M. Fuller
06) Christopher B. Harned
07) Melanie A. Huet
08) J. Joel Quadracci
09) Jay O. Rothman
10) John S. Shiely

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 22, 2024, the Company's Proxy Statement for the 2024 Annual Meeting of Shareholders and the Company's 2023 Annual Report to Shareholders.

THIS PROXY CARD IS FOR SHARES OF CLASS A COMMON STOCK ONLY.

Please indicate if you plan to attend the meeting. ☐ Yes ☐ No

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 22, 2024

The Notice of Annual Meeting of Shareholders to be held May 22, 2024, the Company's Proxy Statement for the 2024 Annual Meeting of Shareholders and the Company's 2023 Annual Report to Shareholders are available at https://materials.proxyvote.com/747301

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote shares of Class A Common Stock.

V44611-P05443

QUAD/GRAPHICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Dana B. Gruen, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares, of Class A Common Stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 21, 2024, at the Annual Meeting of Shareholders to be held on May 22, 2024, at 9:00 a.m., Central Time, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side.)

Quad

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44612-P05443 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

QUAD/GRAPHICS, INC.

The Board of Directors recommends a vote FOR the election of directors.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas P. Buth
02) Beth-Ann Eason
03) Kathryn Quadracci Flores
04) John C. Fowler
05) Stephen M. Fuller
06) Christopher B. Harned
07) Melanie A. Huet
08) J. Joel Quadracci
09) Jay O. Rothman
10) John S. Shiely

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 22, 2024, the Company's Proxy Statement for the 2024 Annual Meeting of Shareholders and the Company's 2023 Annual Report to Shareholders.

THIS PROXY CARD IS FOR SHARES OF CLASS B COMMON STOCK ONLY.

Please indicate if you plan to attend the meeting. ☐ Yes ☐ No

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 22, 2024

The Notice of Annual Meeting of Shareholders to be held May 22, 2024, the Company's Proxy Statement for the 2024 Annual Meeting of Shareholders and the Company's 2023 Annual Report to Shareholders are available at https://materials.proxyvote.com/747301

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote shares of Class B Common Stock.

V44613-P05443

QUAD/GRAPHICS, INC.
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Dana B. Gruen, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares, of Class B Common Stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 21, 2024, at the Annual Meeting of Shareholders to be held on May 22, 2024, at 9:00 a.m., Central Time, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side.)